Confidential information in this Amended and Restated Sedona Agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request

THE FOLLOWING DOCUMENT, UNTIL FULLY EXECUTED BY THE PARTIES IN ITS FINAL FORM IS A SETTLEMENT COMMUNICATION MADE PURSUANT TO RULE 408 OF THE ARIZONA AND FEDERAL RULES OF EVIDENCE.

AMENDED AND RESTATED SEDONA AGREEMENT

EFFECTIVE DATE: March 28, 2013

PARTIES

IMH Financial Corporation, a Delaware corporation, f/k/a IMH Secured Loan Fund, LLC;

[*], an Arizona limited liability company;

IMH Special Asset NT 232, LLC, an Arizona limited liability company;

L’Auberge Newco, LLC, an Arizona limited liability;

Orchards Newco, LLC, an Arizona limited liability company;

HL Newco, LLC, an Arizona limited liability company;

HL, LLC, an Arizona limited liability company;

L’Auberge Orchards, LLC, an Arizona limited liability company;

Albert B. Spector, Jr., individually;

Orchards Annex, LLC, an Arizona limited liability company;

Orchards Inn & Restaurant, LLC, an Arizona limited liability company;

L’Auberge de Sedona, LLC, an Arizona limited liability company;

Taos Cantina LLC, an Arizona limited liability company;

Canyon Portal II, LLC, an Arizona limited liability company;

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Sedona Culinary Concepts, LLC, an Arizona limited liability company;

Spector Offices LLC, an Arizona limited liability company;

Barrett Realty, LLC, an Arizona limited liability company;

L’Auberge Spa, LLC, an Arizona limited liability company; and

Chicago Title Insurance Company

Table of Contents

Page

1.	Information to Lender Parties.	8
2.	Diligence and Confirmation.	10
3.	Warranties and Representations of Conveying Parties.	15
4.	Warranties and Representations of Lender Parties.	21
5.	Interim Agreements of Parties.	23
6.	As-Is Transaction.	23
7.	Closing; Closing Conditions.	24
8.	Conveyance and Closing Documents.	25
9.	Employees.	28
10.	Indemnities	29
11.	Release of Released Lender Parties.	30
12.	Release of Released Borrower Parties.	31
13.	Remedies.	32
14.	Attorneys’ Fees.	35
15.	Jurisdiction and Venue.	35
16.	Brokerage.	35
17.	WAIVER OF JURY TRIAL.	35
18.	Transaction Costs; Operating Accounts; Transition.	35
19.	Additional Terms.	38
20.	Confidentiality.	39
21.	Non-Disparagement.	39
22.	Entire Agreement.	40
23.	Governing Law.	40
24.	Waiver.	40
25.	Time.	40
26.	Counterpart.	40
27.	No Partnership.	40
28.	Effective Agreement.	40

i

29.	Joint and Several Liability.	41
30.	Post-Closing Operation.	41
31.	Legal Representation.	41
32.	Cooperation.	41
33.	Notices.	42
34.	IRS Real Estate Reporting.	43
35.	Construction.	43
36.	Incorporation of Recitals.	44
37.	No Recordation.	44
38.	Entire Transaction.	44
39.	Additional Consideration.	44

LIST OF SCHEDULES AND EXHIBITS

Schedule A-i	HL Loan Documents
Schedule A-ii	LA Loan Documents
Schedule 3(d)	Pending or Threatened Litigation
Schedule 3(e)	Bankruptcy Proceedings

Exhibit B	LaMerra Land Legal Description
Exhibit F-i	L’Auberge Land Legal Description
Exhibit F-ii	Orchards Inn Land Legal Description
Exhibit F-iii	Description of Delivery and Installation of Pre-Fabricated Cottage
Exhibit G-i	Affordable Housing Lease
Exhibit G-ii	Temporary Housing Lease
Exhibit G-iii	Sinagua Storage Lease
Exhibit G-iv	Sinagua Parking Lease
Exhibit H	Orchards Annex Lease
Exhibit I-i	Orchards Inn Parking Lease
Exhibit I-ii	Orchards Inn Laundry Lease
Exhibit J	Schnebly Hill Land Legal Description
Exhibit K-i	Orchards Inn & Restaurant, LLC Assets and Liabilities
Exhibit K-ii	L’Auberge de Sedona, LLC Assets and Liabilities
Exhibit R	Canyon Breeze Service Agreement
Exhibit 1(a)-i	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (LaMerra Property)
Exhibit 1(a)-ii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (L’Auberge Property)
Exhibit 1(a)-iii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Orchards Inn Property)

ii

LIST OF SCHEDULES AND EXHIBITS

Exhibit 1(a)-iv	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Schnebly Hill Property)
Exhibit 1(a)-v	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Orchards Annex Property Lease)
Exhibit 1(a)-vi	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Orchards Inn Parking Lease)
Exhibit 1(a)-vii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Sinagua Storage Lease)
Exhibit 1(a)-viii	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Sinagua Parking Lease)
Exhibit 1(a)-ix	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Affordable Housing Lease Interest)
Exhibit 1(a)-x	List of Contracts, Accounts Payable, Accounts Receivable and Deposits (Temporary Housing Lease Interest)
Exhibit 1(f)-i	Licenses and Permits (LaMerra Property)
Exhibit 1(f)-ii	Licenses and Permits (L’Auberge Property)
Exhibit 1(f)-iii	Licenses and Permits (Orchards Inn Property)
Exhibit 1(f)-iv	Licenses and Permits (Schnebly Hill Property)
Exhibit 1(f)-v	Licenses and Permits (Orchards Annex Property Lease)
Exhibit 1(f)-vi	Licenses and Permits (Orchards Inn Parking Lease)
Exhibit 1(f)-vii	Licenses and Permits (Sinagua Plaza Storage Lease)
Exhibit 1(f)-viii	Licenses and Permits (Sinagua Plaza Parking Lease)
Exhibit 1(f)-ix	Licenses and Permits (Affordable Housing Lease)
Exhibit 1(f)-x	Licenses and Permits (Temporary Housing Lease)
Exhibit 1(h)	List of All Leases including LaMerra Property, L’Auberge Property, Orchards Inn Property, Schnebly Hill Property, Orchards Annex Property, Orchards Inn Parking, Sinagua Plaza Storage, Sinagua Plaza Parking, Affordable Housing, Temporary Housing
Exhibit 1(m)	Personal Property Inventory Form
Exhibit 1(m)-i	Personal Property Inventory (LaMerra Property)
Exhibit 1(m)-ii	Personal Property Inventory (L’Auberge Property)
Exhibit 1(m)-iii	Personal Property Inventory (Orchards Inn Property)
Exhibit 1(m)-iv	Personal Property Inventory (Schnebly Hill Property)
Exhibit 1(m)-v	Personal Property Inventory (Orchards Annex Property Lease)
Exhibit 1(m)-vi	Personal Property Inventory (Orchards Inn Parking Lease)
Exhibit 1(m)-vii	Personal Property Inventory (Sinagua Plaza Storage Lease)
Exhibit 1(m)-vii	Personal Property Inventory (Sinagua Plaza Parking Lease)
Exhibit 1(m)-ix	Personal Property Inventory (Affordable Housing Lease)
Exhibit 1(m)-x	Personal Property Inventory (Temporary Housing Lease)
Exhibit 2(c)	Permitted Encumbrances for All Properties
Exhibit 2(d)(ii)	Orchards Annex Property Lease Legal Description
Exhibit 2(d)(iii)-A	Assignment and Assumption of Lease and Consent to Assignment of Lease (Orchards Annex Property)
Exhibit 2(d)(iii)-B	Assignment and Assumption of Lease and Consent to Assignment of Lease (Orchards Inn Parking Lease)

iii

LIST OF SCHEDULES AND EXHIBITS

Exhibit 2(d)(iii)-C	Assignment and Assumption of Lease and Consent to Assignment of Lease (Sinagua Plaza Storage Lease)
Exhibit 2(d)(iii)-D	Assignment and Assumption of Lease and Consent to Assignment of Lease (Sinagua Plaza Parking Lease)
Exhibit 2(d)(iii)-E	Assignment and Assumption of Lease and Consent to Assignment of Lease (Affordable Housing Lease)
Exhibit 2(d)(iii)-F	Assignment and Assumption of Lease and Consent to Assignment of Lease (Temporary Housing Lease)
Exhibit 2(d)(iii)-G	Assignment and Assumption of Lease and Consent to Assignment (Orchards Inn Laundry Lease Interest)
Exhibit 2(f)	FCB Payments
Exhibit 3(c)-i	Tenants (LaMerra Property)
Exhibit 3(c)-ii	Tenants (L’Auberge Property)
Exhibit 3(c)-iii	Tenants (Orchards Inn Property)
Exhibit 3(c)-iv	Tenants (Schnebly Hill Property)
Exhibit 3(c)-v	Tenants (Orchards Annex Property)
Exhibit 3(c)-vi	Tenants (Orchards Inn Parking Lease)
Exhibit 3(c)-vii	Tenants (Sinagua Plaza Storage Lease)
Exhibit 3(c)-viii	Tenants (Sinagua Plaza Parking Lease)
Exhibit 3(c)-ix	Tenants (Affordable Housing Lease)
Exhibit 3(c)-x	Tenants (Temporary Housing Lease)
Exhibit 3(h)	Assignment and Assumption of Declarant’s Rights and Appointment of Design Review Committee (LaMerra Property)
Exhibit 3(m)	Title Disputes
Exhibit 3(n	Tax Liabilities
Exhibit 3(p)	Actual or Threatened Claims with Respect to All Properties
Exhibit 3(q)	Transactions with Related Parties
Exhibit 3(u)	Non-Transferring Assets
Exhibit 3(x)(i)	List of Employees
Exhibit 3(x)(ii)	Labor Unions
Exhibit 3(x)(iii)	Collective Bargaining Agreements
Exhibit 3(x)(iv)	Employee Agreements Involving Property
Exhibit 3(x)(v)	Strikes and Labor Actions
Exhibit 3(x)(vi)	Pending or Threatened Investigations or Claims
Exhibit 3(x)(ix)	Compensation and Termination Agreements
Exhibit 4(d)	Third-Party Authorizations of Transaction
Exhibit 4(e)	Consents to Transaction
Exhibit 5(a)	Permitted Modifications of Agreement, Properties, and Business Practices
Exhibit 8(a)-i	Special Warranty Deed Conveying LaMerra Property to HL Newco, LLC
Exhibit 8(a)-ii	Special Warranty Deed Conveying L’Auberge Property to L’Auberge Newco, LLC
Exhibit 8(a)-iii	Special Warranty Deed Conveying Orchards Inn Property to Orchards Newco, LLC
Exhibit 8(b)-i	Bill of Sale and Assignment and Assumption (LaMerra Property)
Exhibit 8(b)-ii	Bill of Sale and Assignment and Assumption (L’Auberge Property)
Exhibit 8(b)-iii	Bill of Sale and Assignment and Assumption (Orchards Inn Property)

iv

LIST OF SCHEDULES AND EXHIBITS

Exhibit 8(c)-i	Estoppel Certificate in Support of Deed in Lieu of Foreclosure HL LLC, an Arizona limited liability company (LaMerra Property)
Exhibit 8(c)-ii	Estoppel Certificate in Support of Deed in Lieu of Foreclosure L’Auberge Orchards, LLC (L’Auberge Property)
Exhibit 8(c)-iii	Estoppel Certificate in Support of Deed in Lieu of Foreclosure L’Auberge Orchards, LLC (Orchards Inn Property)
Exhibit 8(g)	Assignment and Assumption of L’Auberge de Sedona, LLC Assets and Liabilities
Exhibit 8(h)	Assignment and Assumption of Orchards Inn & Restaurant, LLC Assets and Liabilities
Exhibit 8(o)-i	HL Loan Satisfaction and Release
Exhibit 8(o)-ii	LA Loan Satisfaction and Release
Exhibit 8(p)	Assignment and Assumption of [*] Letter
Exhibit 8(q)-i	Request for Assignment of Surface Water Application and Claim and Assignment and Reissuance of Permits (LaMerra)
Exhibit 8(q)-ii	Request for Assignment of Surface Water Application and Claim and Assignment and Reissuance of Permits (L’Auberge)
Exhibit 8(q)-iii	Request for Assignment of Surface Water Application and Claim and Assignment and Reissuance of Permits (Orchards Inn)
Exhibit 8(q)-iv	Assignment of Gila River Adjudication Claim (LaMerra)
Exibit 8(q)-v	ADWR Request to Change Well Information (LaMerra)
Exhibit 8(t)	Assignment of Spector Canyon Portal II, L.L.C. Membership Interest
Exhibit 8(u)	Day of Closing Protocol
Exhibit 9(a)	List of L’Auberge and Orchards Inn Employees
Exhibit 18(a)	Approved Budget
Exhibit 18(c)	Scheduled Assumed Liabilities
Exhibit 18(o)	Voting Trust Agreement
Exhibit 19(g)	[*] Payment Terms
Exhibit 39	[*] Letter

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

v

INDEX OF DEFINED TERMS

(to be updated)

Page

Adjusted Settlement Protocol	31
Affordable Housing Lease Interest	4
Amara	3
Assignment of Declarant’s Rights	15
Assignment of Spector 28.175% Canyon Portal II Membership Interest	26
Assignments of Leases	24
[*] Letter	43
[*] Payment	42
[*] Payment	38
[*] Payment	35
Bills of Sale	24
Borrower Parties	2
Borrower Releasing Parties	29
Borrower-related Parties’ Conditions to Closing	23
Borrowers	2
Canyon Breeze Service Agreement	7
Canyon Portal II	1
Claims	28
Closing	22
Closing Accounts Payable	34
Closing Date	22
Closing Documents	24
Code	47
Code	19

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

1

Consent to Assignment of Lease	12
Contracts	9
Conveying Parties	2
Conveying Party	2
Deeds	24
Defaulting Party	30
Embargoed Person	16, 21
Employee Benefit Plans	19
ERISA	18
ERISA Affiliate	19
Escrow Agent	2
Estoppel Certificates	24
Excluded Items	31
First Credit Bank Loan	6
[*]	3
HL Borrower	1
HL Loan	3
HL Newco	1
[*]	1
IMHFC	1
Indemnified Liabilities	28
Indemnified Person	28
Intentionally Omitted	7
Key Contacts	10
L’Auberge de Sedona, LLC	2
L’Auberge de Sedona, LLC Assets and Liabilities	5
L’Auberge Land	4
L’Auberge Newco	1

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

2

L’Auberge Property	4
LA Borrower	2
LA Loan	3
LA Noteholder	1
LaMerra Property	3
Lease Interest	4
Lease Interests	4
Leases	9
Lender Parties	1
Lender Parties’ Conditions to Closing	23
Lender Parties’ Notice	12
Lenders	1
Licensees	39
Licenses	39
List	21
List	16
Loans	6
Management Transition Date	26
Multiemployer Plan	19
[*] Letter	42
Non-defaulting Party	31
Noteholders	1
OFAC	16, 20
Operating Reports	8
Orchards Annex	2, 4
Orchards Annex Payment	25
Orchards Annex Property Lease Interest	4
Orchards Inn	2, 4

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

3

Orchards Inn Assets and Liabilities	5
Orchards Inn Land	4
Orchards Inn Laundry Lease Interest	5
Orchards Inn Parking Lease Interest	4
Orchards Inn Property	4
Orchards Newco	1
Original Lender	1
Owner’s Policies	11
Owner’s Policy	11
Post-Closing Deductible Threshold	32
Pre-Agreement Rights and Remedies	13
Pre-Closing Deductible Threshold	32
Property	6
Property Information	8
Property Verification Condition	10
Property Verification Deadline	10
Property Verification Documents	11
Property Verification Period	10
Released Borrower Liabilities	30
Released Borrower Parties	30
Released Lender Liabilities	29
Released Lender Parties	29
Reports	47
Reservations	9
Resolution Period	12
Retained Employees	27
Scheduled Assumed Liabilities	35
Schnebly Hill Land	5
Schnebly Hill Lender	5
Schnebly Hill Loan	5
Schnebly Hill Property	5

4

Sinagua Parking Lease Interest	4
Sinagua Plaza II	4
Sinagua Storage Lease Interest	4
Spector	2
Spector 28.175% Canyon Portal II Membership Interest	13
Spector Canyon Portal II Membership Interest	3
Spector [*] Letter	43
Spector [*] Payment	38, 43
Spector Payment	25
Spector Trust	2
Subordination Agreements	5
Taos Cantina	2
Taos Cantina Management Agreement	7
Temporary Housing Lease Interest	4
Tenants	14
Third Party Consents	12
Title Assurance	11
Title Company	2, 11
Title IV Plan	19
Title Policy Condition	22
Transferee Entities	1
Transferees	39
Trustee	2
Voting Trust Agreement	36
WARN Act	18

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

5

AMENDED AND RESTATED SEDONA AGREEMENT

EFFECTIVE DATE:          May ___, 2013

PARTIES:

IMH Financial Corporation, a Delaware corporation ("IMHFC"), f/k/a IMH Secured Loan Fund, LLC (IMH Secured Loan Fund, LLC is sometimes referred to herein as "Original Lender"), whose address is 7001 N. Scottsdale Road, Suite 2050, Scottsdale Arizona 85253;

[*], an Arizona limited liability company ("[*]"), whose address is 7001 N. Scottsdale Road, Suite 2050, Scottsdale Arizona 85253;

IMH Special Asset NT 232, LLC, an Arizona limited liability company ("LA Noteholder"), whose address is 7001 N. Scottsdale Road, Suite 2050, Scottsdale Arizona 85253;

[*] and LA Noteholder are collectively referred to herein as "Noteholders";

Original Lender, [*] and LA Noteholder are collectively referred to herein as "Lenders";

L’Auberge Newco, LLC, an Arizona limited liability company ("L’Auberge Newco") whose address is 7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253;

Orchards Newco, LLC, an Arizona limited liability company ("Orchards Newco"), whose address is 7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253;

HL Newco, LLC, an Arizona limited liability company ("HL Newco"), whose address is 7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253;

L’Auberge Newco, Orchards Newco, and HL Newco are collectively referred to herein as the "Transferee Entities";

Lenders and Transferee Entities are sometimes referred to collectively herein as the "Lender Parties";

Canyon Portal II, L.L.C., an Arizona limited liability company ("Canyon Portal II"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

HL, LLC, an Arizona limited liability company ("HL Borrower"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

L’Auberge Orchards, LLC, an Arizona limited liability company ("LA Borrower"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

1

HL Borrower and LA Borrower are collectively referred to herein as the "Borrowers";

Albert B. Spector, Jr., ("Spector") whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251; [Note: The Spector Family Trust, wherein Albert J. Spector, Jr. was Trustee (the "Trustee") created under Second Amendment and Complete Restatement to Trust Agreement dated May 10, 2004, and Third Amendment to Trust Agreement dated June 20, 2006 sometimes referred to as (the "Spector Trust"), has expired by its terms];

The Borrowers, Spector and Jacob Gechman, are collectively referred to herein as the "Borrower Parties";

Orchard Annex, LLC, an Arizona limited liability company ("Orchards Annex"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

Orchards Inn & Restaurant, LLC, an Arizona limited liability company ("Orchards Inn"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

L’Auberge de Sedona, LLC, an Arizona limited liability company ("L’Auberge de Sedona, LLC"), whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251;

The Borrower Parties, Orchards Annex, Orchards Inn, L’Auberge de Sedona, LLC and Taos Cantina, each in its capacity as a conveying party of an interest hereunder is referred to individually as a "Conveying Party" and collectively are referred to as the "Conveying Parties";

Taos Cantina LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (the "Taos Cantina"),

Sedona Culinary Concepts, LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“Culinary Concepts”),

Spector Offices LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“Spector Offices”),

Barrett Realty, LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“Barrett”),

L’Auberge Spa, LLC, an Arizona limited liability company, whose address is 6900 E. Camelback Road, Suite 915, Scottsdale, Arizona 85251 (“LA Spa”); and

Chicago Title Insurance Company (“Escrow Agent” and “Title Company”), whose address is 2425 E. Camelback Road, Suite 200, Phoenix, AZ 85016, attn: DeWayne C. Huffman.

2

RECITALS

A.          On or about June 11, 2007, Original Lender made a loan to HL Borrower in the amount of not to exceed THIRTY-TWO MILLION AND NO/100 DOLLARS ($32,000,000.00), which was later increased to FORTY-THREE MILLION FOUR HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($43,435,000.00) (the "HL Loan"). The HL Loan is evidenced and secured by the HL Loan Documents, as described in Schedule A-i attached hereto and incorporated herein. Capitalized terms used but not otherwise defined in the body of this Agreement are defined in such Schedule A-i as well as in Schedule A-ii attached hereto and incorporated herein.

B.          The HL Deed of Trust is a lien on the real property, including all improvements thereon, located on the land described in Exhibit B attached hereto and incorporated herein, which legal description reflects the original legal description, as well as the revised legal description showing the Lots in the plat of the subdivision, now known as "LaMerra," after release of several of such Lots from the lien of the HL Deed of Trust, and also created a security interest in Original Lender’s favor in the personal property as described therein and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to those identified by the Arizona Department of Water Resources as Nos. 36-18397.0002, 36-18398.0003, 36-18399.0002, 55-609716, 39-48282, 39-48283, 39-48284 and 39-48285 (collectively, the “LaMerra Water Rights”), which real and personal property and LaMerra Water Rights (collectively, the "LaMerra Property") is commonly known as "LaMerra," a residential subdivision along Oak Creek, Yavapai County, Arizona, in which 233 Oak Creek Lots, LLC (an entity not affiliated with or under the control of any of the Conveying Parties) owns one (1) lot, HL Borrower owns twenty-eight (28) lots and an affiliate of Lenders owns nine (9) lots. A lease of a parcel of land in the vicinity of SR 89A and Upper Red Rock Loop Road for use as a potential information center for the LaMerra Property has terminated as of December 31, 2012, and the security deposit in the amount of $6,000 thereunder is to be refunded by the landlord to [*].

C.          Spector continues to own a 66.925% membership interest in Canyon Portal II (the "Spector Canyon Portal II Membership Interest"). Pursuant to the Spector Trust and [*] HL Security Agreement, the Second Spector Trust HL Security Agreement, and the Restated Spector Trust/Individual and [*] HL Security Agreement, Spector and [*] Investments, LLC ("[*]") granted a security interest in twenty eight and one hundred seventy five 1000ths percent (28.175%) of the membership interest in Canyon Portal II, which security interest is held by [*]. By the foregoing security agreements, Spector and [*] also granted a security interest in membership interests in Amara, LLC, an Arizona limited liability company ("Amara"). Canyon Portal II is the owner of the Canyon Portal Shopping Center in Sedona, Arizona. Amara no longer owns any property.

D.          The HL Loan and the HL Loan Documents were assigned to [*] pursuant to the HL Note Allonge, the HL Loan Documents Assignment, and other assignment documents described in Schedule A-i.

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

3

E.          On or about May 7, 2008, Original Lender made a loan to LA Borrower in the amount of not to exceed [*] ($[*]) (the "LA Loan"). The LA Loan is evidenced and secured by the LA Loan Documents, as described in Schedule A-ii.

F.          The First LA Deed of Trust is a lien on (i) the real property, including all improvements thereon, located on the land (the "L’Auberge Land"), as described in Exhibit F-i attached hereto and incorporated herein, and also created a security interest in Original Lender’s favor in the personal property as described therein and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to those identified by the Arizona Department of Water Resources as Nos. 36-60294.0001 and 36-69321.0001 (collectively, the “L’Auberge Water Rights”), which real and personal property includes what is commonly known as the L’Auberge de Sedona Hotel & Resort, including a hotel and a restaurant and bar in Sedona, Coconino County, Arizona (together with the L’Auberge Water Rights, the "L’Auberge Property"), and (ii) the real property, including all improvements therein, located on the land (the "Orchards Inn Land"), as described in Exhibit F-ii attached hereto and incorporated herein, and also created a security interest in Original Lender’s favor in the personal property described therein and also created a security interest in Original Lender’s favor in the personal property as described therein and all water rights and claims to water rights appurtenant and related thereto and wells thereon, including but not limited to that identified by the Arizona Department of Water Resources as No. 36-42343.0001 (the “Orchards Inn Water Rights”), which real and personal property include what is commonly known as the “Orchards Inn”, including a hotel and a restaurant in Sedona, Coconino County, Arizona (together with the Orchards Inn Water Rights, the "Orchards Inn Property"). For purposes of this Agreement, the Orchards Inn Property shall include LA Borrower’s interest in the one (1) pre-fabricated cottage consisting of approximately 600 square feet currently in storage in the Schulte manufacturing facility in Avondale, Arizona. The delivery and installation with respect to this cottage are as described in Exhibit F-iii hereto (which sets forth a copy of all documents executed by or on behalf of LA Borrower with Schulte in connection with such cottage and all material notices delivered in connection therewith) and remain enforceable by LA Borrower.

G.          LA Borrower holds the following interests: (i) lessee’s interest under a lease (the "Affordable Housing Lease Interest") with Canyon Portal II for units used for affordable housing, (ii) lessee’s interest under a lease with Canyon Portal II for five (5) units used as temporary employee housing and a sublandlord’s interest in various subleases related to such units (together, the "Temporary Housing Lease Interest"); (iii) lessee’s interest under a lease (the "Sinagua Storage Lease Interest") with Sinagua Plaza II, LLC ("Sinagua Plaza II"), the owner of the Sinagua Shopping Center, for storage located at the Sinagua Shopping Center, and (iv) lessee’s interest under a lease (the "Sinagua Parking Lease Interest") with Sinagua Plaza II for parking spaces located at the Sinagua Shopping Center, a complete copy of each of which, including any amendments, supplements and modifications thereto, is included as Exhibit G-i through G-iv attached hereto. The leasehold interests referred to in this paragraph are used by LA Borrower in connection with the operation of L’Auberge Property, although they are not subject to the First LA Deed of Trust.

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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H.          Orchards Annex holds the lessee’s interest under a lease, a complete copy of which, including any amendments, supplements and modifications thereto, is included as Exhibit H attached hereto (collectively, the "Orchards Annex Property Lease Interest") with Canyon Portal II, the owner of the Canyon Portal Shopping Center in Sedona, Coconino County, Arizona, for 28 rooms commonly referred to as the "Orchards Annex" located at the Canyon Portal Shopping Center. The Orchards Annex is operated as part of the Orchards Inn but is not subject to the First LA Deed of Trust.

I.          Orchards Inn holds the following interests: lessee’s interest under a lease (the "Orchards Inn Parking Lease Interest") with Canyon Portal II for parking at the Canyon Portals Shopping Center, and (ii) lessee’s interest under a lease (the "Orchards Inn Laundry Lease Interest") with Canyon Portal II for the Orchards laundry facility at the Canyon Portal Shopping Center, a complete copy of each of which, including any amendments, supplements and modifications thereto, is included as Exhibit I-i through I-ii attached hereto. The leasehold interests referred to in this paragraph are used by Orchards Inn in connection with the operation of the Orchards Inn Property, but are not subject to the First LA Deed of Trust. Each of the Affordable Housing Lease Interest, the Temporary Housing Lease Interest, the Sinagua Storage Lease Interest, the Sinagua Parking Lease Interest, the Orchards Annex Property Lease Interest, the Orchards Inn Parking Lease Interest, the Orchards Inn Laundry Lease Interest and each other lease interest between a Conveying Party and an affiliate thereof relating to or affecting any or all of the Property are referred to herein individually as a “Lease Interest” and collectively as the “Lease Interests.”

J.          The Second LA Deed of Trust is a lien granted by the LA Borrower on property in Sedona, Coconino County, Arizona (the "Schnebly Hill Land") as described in Exhibit J attached hereto and incorporated herein, and also created a security interest in favor of Original Lender in personal property, as described therein, which real and personal property is collectively referred to herein as the "Schnebly Hill Property". The Schnebly Hill Property is used as affordable housing by LA Borrower, and affordable housing is a condition of the zoning. The Schnebly Hill Property is encumbered by a deed of trust that secures a loan in favor of Bank 1440 (the "Schnebly Hill Lender") with an approximate unpaid principal balance of $245,180.13 (the "Schnebly Hill Loan").

K.          Orchards Inn is wholly owned by LA Borrower and all of the assets owned or controlled by a Conveying Party, and, subject to the terms and conditions of this Agreement, liabilities owing by LA Borrower related to the ownership and operation of the Orchards Inn and the associated restaurant and other facilities are specified in detail on Exhibit K-i hereto with respect to the operation of the Orchards Inn (collectively, the "Orchards Inn Assets and Liabilities"). L’Auberge de Sedona, LLC is wholly owned by LA Borrower and all of the assets owned or controlled by a Conveying Party and, subject to the terms and conditions of this Agreement, liabilities owing by LA Borrower related to the ownership and operation of the L’Auberge Property, and the associated spa, restaurant and other facilities are specified in detail on Exhibit K-ii hereto (collectively, the "L’Auberge de Sedona, LLC Assets and Liabilities").

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L.          The LA Loan and the LA Loan Documents were assigned to LA Noteholder pursuant to the LA Note Allonge, the First LA Deed of Trust Assignment, the Second LA Deed of Trust Assignment and the other assignment documents described in Schedule A-ii.

M.          Pursuant to (i) Subordination Agreement between LA Borrower, Original Lender, as Subordinate Lender, and First Credit Bank, as Senior Lender, dated September 18, 2009, and recorded on September 25, 2009 in the Coconino Records as Instrument No. 3539611, (ii) Subordination Agreement between LA Borrower, Original Lender, as Subordinate Lender, and First Credit Bank, as Senior Lender, dated September 28, 2010, and recorded on September 30, 2010 in the Coconino Records as Instrument No. 3575445, and (iii) Subordination Agreement between LA Borrower, LA Noteholder, as Subordinate Lender, and First Credit Bank, as Senior Lender, dated February 23, 2011, and recorded on March 9, 2011 in the Coconino Records as Instrument No. 3589822 (collectively, the "Subordination Agreements"), Original Lender and LA Noteholder have subordinated the specified LA Loan Documents, the LA Loan, and its lien on and security interest in the "Collateral" defined therein, to the lien of the Senior Deed of Trust, as defined in the Subordination Agreements, under which First Credit Bank is beneficiary, securing a loan made by First Credit Bank (the "First Credit Bank Loan") to LA Borrower.

N.          The HL Loan and the LA Loan (collectively, the "Loans") are now due and payable.

O.          To avoid the need for Noteholders and the Borrowers to attempt to exercise their rights and remedies pursuant to the Loans, the Conveying Parties desire to convey to the Transferee Entities (as designees of Noteholders) as follows: (i) the LaMerra Property to HL Newco; (ii) the L’Auberge Property; the Temporary Housing Lease Interest, the Sinagua Storage Lease Interest, the Sinagua Parking Lease Interest, the L’Auberge de Sedona, LLC Assets and Liabilities and the Orchards Inn Assets and Liabilities to L’Auberge Newco, (iii) the Orchards Inn Property, the Orchards Annex Property Lease Interest, the Orchards Inn Parking Lease Interest and the Orchards Inn Laundry Lease Interest to Orchards Newco (iv) provide for the right of a designee of a Transferee Party to exercise the option for the purchase of the Spector 28.175% Canyon Portal II Membership Interest (defined below); and (v) grant the Option (as defined below) and to provide for the designee of a Transferee Party have the right to exercise the Option for the purchase of the Schnebly Hill Property and the Affordable Housing Lease Interest, in full and complete satisfaction of all amounts and all other liabilities and obligations owing under, arising out of or relating to the Loans and the Loan Documents (in addition to the other consideration set forth in this Agreement), and each party hereto desires to mutually and fully release (except to the extent set forth herein) each other party hereto, from any and all liabilities and obligations arising out of or relating to the Loan Documents, and Noteholders agree to cause the Transferee Entities to accept the conveyances, all on the terms and conditions set forth herein, and each party hereto (as applicable) agrees to pay and perform each of the other of its obligations contemplated hereby, as consideration for the full and complete satisfaction of all amounts owing and all other liabilities and obligations under, arising out of or relating to the Loans and the Loan Documents, all on the terms and conditions set forth herein. The LaMerra Property, the L’Auberge Property, the Option, the Orchards Inn Property, Temporary Housing Lease Interest, the Sinagua Storage Lease Interest, the Sinagua Parking Lease Interest, the Orchards Annex Property Lease Interest, the Orchards Inn Parking Lease Interest, and the Orchards Inn Laundry Lease Interest are collectively referred to herein as the "Property". The Parties have each independently considered the tax implications of the transactions contemplated hereby, including, by consulting with their respective tax consultants and advisors. The Parties shall each be responsible for any and all respective tax and related consequences of entering into this Agreement and all agreements related thereto.

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P.          Intentionally Omitted.

Q.          As additional consideration for the transactions set forth in this Agreement, concurrent with and as part of the Closing, the Taos Restaurant shall be managed by Taos Cantina, and Taos Cantina, as manager, and Orchards Newco or its designee, as owner, shall enter into a management agreement for the Taos Restaurant located on the Orchards Inn Property for the consideration and upon the terms set forth in a management agreement in a commercially reasonable form and substance for a similar property, to be agreed upon by the parties thereto acting in good faith prior to the Property Verification Deadline (the "Taos Cantina Management Agreement"). The Taos Cantina Management Agreement shall provide for: (i) a one (1) year term, commencing on the Closing Date, which may be renewed by Orchards Newco (in its sole discretion) upon the expiration of the initial term or any applicable extended term, (ii) a base monthly management fee equal to Ten Thousand Dollars ($10,000), and (iii) an annual incentive management fee equal to ten percent (10%) of the increase in annual Net Cash Flow of the Taos Restaurant. The Taos Cantina Management Agreement may be terminated by Orchards NewCo at any time prior to the scheduled expiration thereof: (a) upon payment of a termination fee to Spector equal to the balance of the base monthly management fee payments that would have been due through the remainder of the current term, (b) if Spector breaches his obligations hereunder or under any other document or instrument executed in connection herewith, or (c) upon a sale of disposition of the Property, upon payment of a termination fee to Spector equal to the balance of the base monthly management fee payments that would have been due through the remainder of the current term. For purposes hereof “Net Cash Flow” means, with respect to the Taos Restaurant, the recurring cash operating income of the Taos Restaurant after deducting all cash fees, costs and expenses reasonably related to the operations of the Taos Restaurant, including, without limitation, property taxes, pass-through expenses, management fees and insurance.

R.          As additional consideration for the transactions set forth in this Agreement, the Sedona Culinary Concepts, LLC, an Arizona limited liability company, shall provide to Orchards Newco and Orchards Annex, LLC complimentary breakfasts for each guest of the Orchards Inn and the Orchards Annex in the same manner and on the same terms and conditions as provided prior to November 1, 2012 set forth in the Canyon Breeze Services Agreement attached hereto as Exhibit R (the "Canyon Breeze Service Agreement") provided, however, that the Canyon Breeze Service Agreement shall be modified to provide for: (i) a one (1) year term, commencing upon the Closing Date which may be renewed by Orchards NewCo and/or Orchards Annex, LLC (in their respective sole discretion) upon the expiration of the initial term or any applicable extended term and (ii) termination by Orchards NewCo and/or Orchards Annex, LLC upon thirty (30) days notice to Canyon Breeze Restaurant, without penalty or cost.

S.          Intentionally Omitted.

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T.          LA Borrower and LA Noteholder have, prior to the date of this Agreement, obtained an increase in the available loan proceeds from the First Credit Bank Loan in the amount of $[*] and an extension of the maturity date thereunder to March 28, 2014 (the “FCB Modification”).

U.          Intentionally Omitted.

V.          In consideration of the foregoing, the parties hereto entered into that certain Sedona Agreement dated March 29, 2013 (the “Original Agreement”), and this Agreement shall amend and restate the Original Agreement in its entirety.

AGREEMENT

Now, therefore, in consideration of the premises and the representations, warranties and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Information to Lender Parties. Throughout the terms of the Loans, Borrowers have provided to Lenders certain monthly operating statements, construction draw reports and financial information relating to the ownership, operation, construction, maintenance, repair and replacement of the property that is the subject of the Loans (collectively, the "Operating Reports"). Notwithstanding the foregoing, the Conveying Parties will make available to Noteholders and/or Transferee Entities at the Conveying Parties’ offices or other reasonable facilities located near such offices located in Sedona, Arizona or such other location as the Parties may mutually determine for review during the entire term of the Property Verification Period (defined below), the following information (collectively, the "Property Information"):

(a)          A full and complete accounting of all paid (since January 1, 2008) and unpaid bills, invoices, expenses and costs relating to the ownership, management, development, maintenance, construction, refurbishing or repair, operation and leasing of each Property (including for the Property leasehold interests), including those accounts payable listed on Exhibits 1(a)-i through 1(a)-x attached hereto and incorporated herein by reference;

(b)          Copies of all bills and invoices for the paid (since January 1, 2008) and unpaid items identified in Section 2(a) above;

(c)          Copies of any past (since January 1, 2008) and current contracts, leases and agreements relating to the current, ongoing management, maintenance, construction/refurbishing or repair, operation and leasing of the Property (the "Contracts"), including those contracts as listed on Exhibits 1(a)-i through 1(a)-x attached hereto and incorporated herein;

(d)          A full and complete accounting of all past (since January 1, 2008), including those previously paid) and current accounts receivable relating to the ownership, operation and leasing of the Property and of all deposits made with or by third parties, including those listed on Exhibits 1(a)-i through 1(a)-x attached hereto and incorporated herein by reference;

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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(e)          Copies of all bills, invoices or other evidence of the items identified in or related to Section 2(d) above;

(f)          Copies of all current material licenses and permits, including liquor licenses, relating to the ownership, management, development, construction, operation and leasing of the Property, including those listed on Exhibits 1(f)-i through 1(f)-x attached hereto and incorporated herein;

(g)          Copies of any site plans, plat maps, subdivision reports, surveys, plans and specifications, environmental reports, zoning materials, soil reports, or material correspondence (including from third parties) affecting the applicable Property;

(h)          Copies of all written lease agreements (the "Leases") currently in effect made by the Conveying Parties to tenants of any Property, along with a full accounting of rent collected from January 1, 2008, to the date that is not more than thirty (30) days prior to the date that the information has been supplied, and a listing of all security deposits with respect to the Leases, including, those listed on Exhibit 1(h) attached hereto and incorporated herein;

(i)          Records of all previous (since January 1, 2008) and currently existing room, cabin, restaurant, ballroom, lawn or other reservations (collectively, the "Reservations") including records of deposits for any of the rooms, cabins, restaurants, ballrooms, lawns or other areas, or otherwise at the Property;

(j)          Copies of all books, records, and correspondence relating to the ownership, management and operation of the Property and the leasing thereof since January 1, 2008;

(k)          Copies of all currently in effect documents evidencing or relating to intellectual property, including, trade names, trademarks, or copyrights;

(l)          Copies of such other documents, records and information related to the Property as Noteholders may reasonably request, including with respect to the Operating Reports previously delivered; and

(m)          Upon commencement of the Property Verification Period, a reasonably detailed preliminary inventory of the personal property currently or customarily located at the Property as described on Exhibit 1(m) attached hereto and incorporated herein. The Lender Parties may request for such inventory to be updated and agreed upon in writing at least seven (7) business days before the Closing Date.

2.          Diligence and Confirmation.

(a)          Subject to subsection (b) below and the other applicable terms hereof, each of the Noteholders and Transferee Entities (including their respective consultants, agents and designees) shall have the right to conduct full and unrestricted due diligence, investigation and analysis of the Property and the Conveying Parties and the Spector Trust (including each of their respective books, records and related documents) in connection with the transactions contemplated by this Agreement and the decision by the Lender Parties whether to proceed with the Closing of this Agreement on the Closing Date. Lender Parties and their consultants, agents and designees shall complete such due diligence, investigation and analysis of the foregoing (the "Property Verification Condition") during the period (the "Property Verification Period") commencing on the Effective Date and ending on the date that is sixty (60) days thereafter (the "Property Verification Deadline"); however, the Property Verification Deadline shall be extended by an additional business day for each business day that there is any material delay: (i) by a Conveying Party or their consultants, agents and designees in the performance of any of its obligations hereunder, or (ii) in the ability of a Lender Party to access or receive any of the information, documents or consents required hereunder. The Conveying Parties and the Lender Parties shall use reasonable efforts to avoid an extension of the Property Verification Deadline beyond the date that is seventy-five (75) days after the Effective Date. The Conveying Parties shall provide a suitable workspace for six people during the Property Verification Period to be used by the Noteholders, Transferee Entities and their consultants, agents and designees for the foregoing due diligence, investigation and analysis, and such persons may continue to use such workspace thereafter for purposes of preparation of the Closing unless and until this Agreement terminates.

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(b)          In order to facilitate the satisfaction of the Property Verification Condition, the Conveying Parties agree that the Lender Parties or anyone reasonably authorized by them may go upon the Property at reasonable times during the Property Verification Period to confirm the Property Verification Condition. With three (3) business days’ prior notice to the Conveying Parties, Lender Parties shall have the right to make reasonable inquiries (directly or indirectly) of contractors, subcontractors, tenants, prospective tenants, vendors, employees, lenders, guests, consultants, governmental authorities or other third parties (collectively, "Key Contacts") regarding the Property or the transactions contemplated hereby. Lender Parties have been informed of and acknowledge the importance to Conveying Parties that Conveying Parties are afforded the opportunity to coordinate and facilitate initial contact with any Key Contacts to minimize any adverse reaction by such Key Contacts in connection with any such inquiries by Lender Parties. Although Conveying Parties cannot assure the availability of a Key Contact at any given time, Conveying Parties agree to use good faith reasonable efforts to achieve such coordination and facilitation within three (3) business days after any request therefor by a Lender Party. After the Property Verification Deadline and until the Closing Date, Lender Parties may reasonably request updated information related to the Property, its operations and any other relevant matters, and the Conveying Parties agree to use good faith reasonable efforts to supplement and update all of such documents, records and information and promptly provide same to Noteholders and Transferee Entities.

(c)          The Conveying Parties shall not permit any liens, mortgages or encumbrances to exist on any or all of the Property except for those liens, mortgages and encumbrances set forth on Exhibit 2(c) hereto that Lender Parties have consented to in writing.

(d)          During the Property Verification Period, the applicable Parties shall use good faith reasonable efforts to obtain the following (collectively, the "Property Verification Documents"):

(i)          The parties acknowledge that prior to the date of this Agreement, the FCB Modification was consummated, and as part of the FCB Modification, First Credit Bank agreed to extend the term of the First Credit Bank Loan, but did not agree that LA Borrower and any and all other Borrower Parties having any liability or obligations under the First Credit Bank Loan were released from such liabilities and obligations under the First Credit Bank Loan. L’Auberge Newco hereby agrees to indemnify and hold harmless Spector for, from and against all losses, costs and expenses, including, without limitation, reasonable attorneys’ fees directly caused by the Transferee Parties and arising from the enforcement by FCB of any documents securing the First Credit Bank Loan against Spector (collectively “FCB Losses”); provided, however, that in no event shall L’Auberge Newco have any obligation to indemnify or hold harmless Spector on account of FCB Losses arising from any act or omission of a Borrower Party (other than a failure to make any payment of principal or interest as and to the extent the same first become due and payable after the Closing under the terms of the First Credit Bank Loan) or the breach by any Borrower Party of any loan document securing or relating to the First Credit Bank Loan (other than a failure to make any payment of principal or interest as and when required herein).

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(ii)          Conveying Parties and Lender Parties jointly shall use reasonable efforts to obtain the affirmative assurance from Title Company that, upon recordation of the Deeds, the Title Company will irrevocably commit to issue an ALTA extended coverage owner’s title insurance policies at usual rates (individually, an "Owner’s Policy" and collectively, the "Owner’s Policies") for the LaMerra Property, insuring HL Newco’s title to that Property described in Exhibit B, for the L’Auberge Property, insuring L’Auberge Newco’s title to that Property described in Exhibits F-i and J, for the Orchards Inn Property insuring Orchards Newco’s title to the Orchards Inn Property described in Exhibit F-ii, for the Orchards Annex Property Lease Interest leasehold title to the property described in Exhibit 2(d)(ii), and insuring the Option, all in an insured amount requested by those Transferee Entities, subject only to the title exceptions, contained in Schedule B – Section II of a title commitment for each Property issued by the Title Company and reasonably acceptable to the Transferee Entity, containing those customary endorsements (to the extent available under each Owner’s Policy), as each such Transferee Entity may reasonably require, so that the Property may be operated after the Closing in a manner substantially consistent as has been operated prior to the Closing (collectively, the "Title Assurance"). Except for title exceptions contained in any lenders’ title insurance policies issued in connection with the HL Loan and the LA Loan on or before January 1, 2011, which title exceptions are deemed approved by Lender Parties, any other title matters shall require the approval of the Lender Parties, in their sole and absolute discretion, in order to be approved title exceptions under each Owner’s Policy. Transferee Entities shall provide to (and shall authorize Escrow Agent and Title Company to provide to) Conveying Parties copies of all title commitments and amendments thereto pertaining to the Property.

(iii)          Conveying Parties (with the reasonable cooperation of the Transferee Entities) shall use reasonable efforts to obtain (A) the Consents to Assignment of Lease in the forms of Exhibits 2(d)(iii)-A, 2(d)(iii)-B, 2(d)(iii)-C, 2(d)(iii)-D, 2(d)(iii)-E and 2(d)(iii)-F and 2(d)(iii)-G attached hereto and incorporated herein (the "Consent to Assignment of Lease") to be executed by the applicable lessor of such lease, (B) consent from any other any party whose consent to the transactions contemplated by this Agreement is required pursuant to a recorded instrument, and (C) the release of the applicable assignor from any and all liabilities and obligations under service agreements, delivery contracts, and another vendor contracts relating to the operation of the Property, subject to the payment of any balances due or owing in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Transferee Entities shall have the right to terminate, without penalty or cost, any or all of the Lease Interests (or any portion thereof) at Closing or at any time upon thirty (30) days prior notice to the applicable lessor under such Lease Interest and each of the Conveying Parties shall cause each Lease Interest to be amended on or prior to the Closing to provide for such right of termination by the Transferee Entities. The Transferee Entities’ obligation to continue to make rental or other payments due under any Lease Interest that is not terminated at Closing shall continue until the expiration of the thirtieth (30th) day after the date such notice is delivered to the applicable lessor.

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The consents and releases required under Section 2(d)(iii) collectively are referred to as the "Third Party Consents".

(iv)          If on or before the Property Verification Deadline: (A) Lender Parties reasonably determine that the Property Verification Conditions are not materially true, complete and correct (without duplication of any already provided materiality standard elsewhere provided) or otherwise reasonably satisfactory, or (B) Lender Parties and/or Conveying Parties (as the case may be) have not, despite their diligent good-faith reasonable efforts, obtained any of (1) the Title Assurance, (2) the Third Party Consents, (3) the documents described in the Exhibits and Schedules hereto, (4) or the other documents and instruments contemplated hereby as of the Property Verification Deadline, then Lender Parties shall have the right to deliver to Conveying Parties written notice thereof (the "Lender Parties’ Notice") on or before the Property Verification Deadline, which Lender Parties’ Notice shall describe in reasonable detail the conditions under clauses (A) and/or (B) above that have not been met or are not satisfactory. If the Lender Parties deliver a Lender Parties’ Notice pursuant to the immediately preceding sentence, and/or if any of the Title Assurance, the Third Party Consents or other documents and instruments contemplated hereby have not been timely obtained in accordance with Section 2(d) above or as otherwise provided herein, then Lender Parties and Conveying Parties shall reasonably and in good faith attempt to satisfy the outstanding conditions and resolve any matters disputed by Conveying Parties contained in Lender Parties’ Notice, within fifteen (15) days after the expiration of the Property Verification Deadline (the "Resolution Period"), by exchanging such information as is reasonably necessary or appropriate to attempt to resolve the matter, communicating with applicable third parties as appropriate and taking any other actions as are reasonably necessary or appropriate. Unless (I) (a) Lenders Parties’ Notice is withdrawn by written notice from Lender Parties or the objections contained therein have been satisfied to the reasonable satisfaction of the Lender Parties or (b) Lender Parties and Conveying Parties have agreed in writing to proceed to Closing in accordance with the Adjusted Settlement Protocol (defined below) or otherwise as otherwise agreed upon in writing to resolve any such disputes, and (II) the Title Assurance and all outstanding Third Party Consents and other documents and instruments contemplated hereby are obtained (or the Lender Parties, in their sole and absolute discretion, have waived in writing the requirement therefor), as applicable, on or before the expiration of the Resolution Period, this Agreement automatically shall terminate upon the expiration of the Resolution Period, the Loan Documents will continue in full force and effect and the parties hereto may pursue any and all rights and remedies at law or in equity to which they are entitled under the Loan Documents or otherwise (collectively, the "Pre-Agreement Rights and Remedies"), and no party hereto shall thereafter have any further liability or obligation under this Agreement to complete the transactions hereunder. Additionally, prior to the expiration of the Resolution Period, the Conveying Parties shall update the Exhibits, Schedules, and the representations and warranties set forth in this Agreement by written notice to the Lender Parties within five (5) Business Days of a Conveying Party’s knowledge that any of the information set forth in the Exhibits or Schedules, or any of the representations or warranties made by a Conveying Party, is not materially true and complete as and when made or is no longer true and correct; provided that the Conveying Parties shall notify the Lender Parties in writing of any of the foregoing to the extent discovered during the two (2) business day period prior to the Resolution Period or the Property Verification Deadline but Lender Parties shall have the right to not proceed with the Closing and terminate this Agreement, whereupon this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If (x) the Conveying Parties fail to cure such breach within the earlier of ten (10) days of discovery of or receipt of notice of such breach or the expiration of the Resolution Period (or the Property Verification Deadline, if the Resolution Period is not applicable) or (y) Lender Parties do not waive any such breach, this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If a Conveying Party is notified by a Lender Party that any of the information set forth in the Exhibits or Schedules, or any of the representations or warranties made by a Conveying Party, is not materially true and complete as and when made or is no longer true and correct and the Conveying Parties have failed to cure such requests by a Lender Party regarding such breach ) the Conveying Parties fail to cure such breach within the earlier of ten (10) days of discovery of or receipt of notice of such breach or the expiration of the Resolution Period (or the Property Verification Deadline, if the Resolution Period is not applicable), the Lender Parties shall have the right to terminate this Agreement.

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(v)          Subject to the right of termination of Lender Parties as provided in Section 2(d)(iv) above (and subject to the conditions to Closing under and terms of this Agreement), the parties hereto will proceed with all action necessary to close and deliver all documents and deliveries required pursuant hereto on or before the Closing Date.

(e)          Intentionally Omitted.

(f)          The additional loan proceeds from the FCB Modification were paid directly to LA Noteholder as a reduction of the amount due and payable by LA Borrower under the LA Loan. Notwithstanding the foregoing, those certain amounts due and payable by LA Borrower under the First Credit Bank Loan described on Exhibit 2(f) hereto were paid to First Credit Bank at the closing of the FCB Modification from the proceeds otherwise payable to LA Noteholder the FCB Modification (together, the “FCB Payments”). IMHFC agrees that during the term (the “Interest Payment Term”) that commences on the date of the closing of the FCB Modification and terminates on the earlier to occur of: (i) the Closing Date; or (ii) the date this Agreement is terminated or is no longer in effect, for any reason, IMHFC shall timely pay to First Credit Bank any interest payments allocable to the sum of $[*] (which represents the amount of the proceeds of the FCB Modification, less the FCB Payments). The interest payments payable by IMH hereunder shall be calculated on a pro-rata basis, based on the actual number of days in the Interest Payment Term. On or prior to the Closing Date, the Conveying Parties shall cause an amount equal to the FCB Payments to be reimbursed to LA Noteholder. In the event First Credit Bank requires payments of real estate taxes, assessments or other similar amounts allocable to the prior to the Closing Date (together, the “FCB Tax Payments”) to be paid out of the proceeds of the FCB Modification, the Conveying Parties shall cause an amount equal to the FCB Tax Payments to be reimbursed to LA Noteholder at the Closing. The Adjusted Settlement Protocol shall apply to the Conveying Parties’ obligation to reimburse LA Noteholder for the FCB Payments and the FCB Tax Payments, as more particularly described in Section 13 of this Agreement.

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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(g)          The Transferee Parties shall have the exclusive option (the “Option”) to acquire from LA Borrower the Schnebly Hill Property or the Affordable Housing Lease Interest, or either of them (together, and each, individually, the “Option Property”). The Option may be exercised by the Transferee Parties (or any of them), in their sole and absolute discretion, providing written notice to LA Borrower (the “Exercise Notice”) on or prior to the one hundred eightieth (180th) day following the Closing (the “Option Expiration Date”). If the Transferee Parties timely deliver an Exercise Notice, then LA Borrower shall convey to a designee of the Transferee Parties, all of LA Borrower’s right, title and interest in and to the Option Property for $1.00. The closing of such conveyance shall occur no later than the tenth (10th) day following the date LA Borrower receives the Exercise Notice, and at the closing thereof, (i) with respect to the Schnebly Hill Property, LA Borrower shall deliver a special warranty deed substantially in the form of Exhibit 8(a)(i) hereto, a bill of sale and general assignment substantially in the form of Exhibit 8(b)(i) hereto, and such other documents reasonably required by the Transferee Parties or Escrow Agent to cause Escrow Agent to issue an ALTA extended coverage owners title insurance policy insuring such designee of the Transferee Parties as the fee simple owner of the Schnebly Hill Property; and (ii) with respect to the Affordable Housing Lease Interest, LA Borrower shall deliver an assignment and assumption of lease and consent to assignment of lease substantially in the form of Exhibit 2(d)(iii)-A hereto, and such other documents as are reasonably requested by the Transferee Parties. The Transferee may record a memorandum of the Option in the official records of the county in which the Option Property is located. If the Transferee Parties fail to timely exercise the Option prior to the Option Expiration Date, then the Option shall automatically expire and shall be of no further force or effect and the Transferee Parties shall cause a release of the Memorandum to be recorded in the official records of the county in which the Option Property is located, and if the Option expires with respect to the Schnebly Hill Property, the Transferee Parties shall also consent to a sale by LA Borrower of the Schnebly Hill Property, notwithstanding the terms of the Voting Trust Agreement which may prohibit such a sale; provided that such sale is for an amount that exceeds the then-outstanding balance of the Schnebly Hill Loan and such sale does not result in any liability whatsoever to any Transferee Party.

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(h)          Spector Offices shall have the exclusive option (the “[*] Option”) to acquire from [*] (if acquired by [*] or its affiliate) all of its right, title and interest in and to the [*] Interest (as defined in Section 8(o) below). The [*] Option may be exercised by Spector Offices, in its sole and absolute discretion, providing written notice to LA Noteholder (the “[*] Exercise Notice”) on or prior to the date which is one hundred eighty days (180) following the date on which [*] (or its affiliate) acquires the [*] Interest (the “[*] Option Expiration Date”). If Spector Offices timely delivers an [*] Exercise Notice, then [*] shall cause all right, title and interest in and to the [*] Interest to Spector Offices for the payment of $[*] (the “[*] Purchase Price”). The closing of such conveyance shall occur no later than the tenth (10th) day following the date [*] receives the [*] Exercise Notice, and at the closing thereof, [*] shall cause an assignment and assumption of the [*] Interest substantially in the form of Exhibit 8(t) hereto, and such other documents as are reasonably requested by Spector Offices, and Spector Offices shall deliver the [*] Purchase Price to [*] or its designee. If Spector Offices fail to timely exercise the [*] Option prior to the [*] Option Expiration Date or fails to timely and properly deliver the [*] Purchase Price, then the [*] Option shall automatically expire and shall be of no further force or effect.

3.          Warranties and Representations of Conveying Parties.

Subject to the modification and update of the Exhibits, Schedules, and representations and warranties as contemplated pursuant to Section 2, as of the Effective Date, the Property Verification Deadline (or, if applicable, the date that the Resolution Period has expired) and the Closing Date, the Conveying Parties and the Spector Trust jointly and severally represent and warrant to Lender Parties, the accuracy of the following representations and warranties, the accuracy of which shall be a Lender Parties’ Condition to Closing as set forth in Section 7:

(a)          This Agreement: (i) is executed voluntarily and not pursuant to any duress; (ii) is executed in mutual good faith among the parties; (iii) is given for the express consideration set forth in the Recitals above and as otherwise set forth herein; and (iv) is not given or intended to hinder, delay, or defraud any creditor, or to contravene any of the bankruptcy laws of the United States (11 U.S.C. § 101 et seq.), hereinafter referred to as the Bankruptcy Code, or any other applicable laws;

(b)          This Agreement is not given as security for the payment of money or any indebtedness, or as security of any kind or nature;

(c)          Exhibits 3(c)-i through 3(c)-x attached hereto and incorporated herein lists all existing tenants of the applicable Property (the "Tenants"), and to each Conveying Party’s actual knowledge, there is no default under any Lease on the part of such Conveying Party or any Tenant except as indicated on Exhibits 3(c)-i through 3(c)-x (provided that all defaults by a Conveying Party under a Lease shall be cured or waived by the applicable Tenant prior to Closing);

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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(d)          Except as set forth in Schedule 3(d) attached hereto: (i) no Conveying Party is a party to any pending, current or appealable litigation, (ii) no Conveying Party has received written notice of any threatened or potential litigation against it, or its Property and (iii) no Conveying Party has any unsatisfied judgment;

(e)          Except as identified in Schedule 3(e) attached hereto, no proceedings in bankruptcy have been instituted and served or threatened in writing by or against any Conveying Party (including Spector) in any court, nor has any Conveying Party (including Spector) made an assignment for the benefit of creditors;

(f)          There will be no service, management, operation, or supply contracts relating to the Property that will be binding on any of the Transferee Entities upon Closing except as disclosed on Exhibits 1(a)-i through 1(a)-x and on Exhibits 1(h)-i through 1(h)-x. The applicable Conveying Party shall, at the discretion of the Transferee Entities, cause each such contract to be assigned to the Transferee Entity on the Closing;

(g)          Except as set forth on Schedule 3(d)-i, no Conveying Party has received any notice of material violation with respect to any Property of Federal or State Laws governing hazardous or toxic waste or substances. Each Conveying Party hereby discloses to Lender Parties that Borrowers may have stored and used vehicle fuel, fertilizer, and other similar substances on or about the Property in the ordinary course of business provided the same (i) have been and continue to be in compliance with all applicable environmental laws, (ii) have not and do not result in contamination of the Property and (iii) have not had and do not otherwise have a material adverse effect on the Property;

(h)          Each Conveying Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has the power and authority necessary to: (i) transact the business in which it is engaged, and, (ii) enter into this Agreement and each of the other documents and agreements contemplated hereby and, subject to obtaining the consents contemplated hereby, perform its obligations hereunder (including HL Borrower’s execution, assignment and delivery of the Assignment and Assumption of Declarant’s Rights and Appointment of Design Review Committee (the LaMerra Property) (the "Assignment of Declarant’s Rights") attached hereto as Exhibit 3(h);

(i)          The execution, delivery and performance by a Conveying Party of this Agreement (together with all agreements and documents contemplated hereby) and the consummation of the transactions contemplated herein have been duly authorized and approved in accordance with its organizational documents. This Agreement, and each document, agreement and instrument executed in connection herewith, is and shall, constitute the legal, valid and binding obligations each Conveying Party, enforceable against each Conveying Party in accordance with the terms hereof or their respective terms (as the case may be), except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally;

(j)          No consent, approval, authorization, registration, or filing with any governmental or regulatory authority, or any other person or entity, is required to be made in connection with the execution, delivery and performance of this Agreement by a Conveying Party or the consummation by it of the transactions contemplated hereby, except with respect to the Contracts identified in Exhibits 1(a)-i through 1(a)-x, the Licenses and Permits identified in Exhibits 1(f)-i through 1(f)-x, and the Leases identified in Exhibit 1(h), each of which consents, approvals, authorizations, registrations or filings will have been made or obtained on or before the Closing;

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(k)          Except for the consents described in this Agreement and the consents set forth on Exhibits 2(d)(iii)-i, 2(d)(iii)-ii, 2(d)(iii)-iii, 2(d)(iii)-iv, 2(d)(iii)-v, 2(d)(iii)-vi and 2(d)(iii)-vii hereto (except to the extent not applicable because of the termination of the applicable Lease Interest), the execution and delivery of this Agreement by the Conveying Parties, the compliance with the terms of this Agreement by them and the consummation of the transactions by them contemplated hereby, do not and will not conflict with or result in a breach or default under the terms, conditions or provisions of any agreement with a third party to which a Conveying Party is a party;

(l)          Upon Closing, the Borrower Parties and the Conveying Parties and each of their respective members (as applicable) will benefit from this Agreement;

(m)          Except as disclosed in Exhibit 3(m), no Conveying Party has received any notice (oral or written) disputing title to the Property or any part thereof. No Conveying Party has contracted with any person or entity for the purchase of any or all of its Property. Except as disclosed in Exhibit 3(m), no Conveying Party has any knowledge of any facts by reason of which possession or title to any or all of its Property may be called into question;

(n)          Except as set forth on Exhibit 3(n), each Conveying Party has filed and paid all required transaction privilege and use taxes and filed such returns as are required of them with all state and local governments and filed and paid all required employer tax withholding and employment related charges and contributions;

(o)          Amara does not, directly or indirectly, own any assets properties, or rights of any kind;

(p)          All insurance policies related to the any or all of the Property are in full force and effect and except as set forth on Exhibit 3(p), there are no actual, pending or to a Conveying Party’s actual knowledge, threatened claims with respect thereto; provided, however, the Noteholders acknowledge that the following insurance policies relating to Spector as required under the LA Loan and/or the HL Loan are not in effect and have been or are in the process of being terminated with Noteholder’s consent: Prudential policy numbers L8329846, L8320719 and L8329827;

(q)          Except as disclosed in Exhibit 3(q), there are no direct or indirect transactions with any "Related Parties" involving the Property or the Conveying Parties. "Related Parties" means an Affiliate of a Conveying Party (including any direct or indirect equityholder of any such Affiliate), a member of Executive Management, an employee of a Conveying Party or a Family Member of Executive Management. For purposes hereof, (1) “Executive Management” means each of the following individual: Albert B. Spector, (2) “Family Member” means, with respect to any individual, such individual’s spouse (or registered domestic partner) and descendents (by birth or adoption) and such individuals other than immediate family (including parents, stepparents, siblings, and mothers- and fathers-in-law) and (3) Susannah Durant, Canyon Portal II, Sinagua Plaza, Sedona Culinary aka Canyon Breeze Restaurant, Tasting Arizona, Open Range Restaurant, SP-LA Art Gallary LLC, Barrett Realty, Rocky Mountain Chocolate, Spector Offices LLC, and Serenity Spa. “Affiliate” means, with respect to any Person, (i) any other Person who controls, is controlled by or it under common control with such Person, (ii) any director or officer of such Person or any Person specified in clause (i) above, or (iii) any other Person in which such Person has a five percent (5%) or more beneficial interest or as to which such Person serves as a managing member, manager, general partner, trustee or in a similar fiduciary or management capacity.

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(r)          As of the Effective Date and as of the Closing, (A) no Conveying Party is (i) currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets or properties of the Conveying Party constitutes property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (C) no Embargoed Person has any interest of any nature whatsoever in the Conveying Party (whether directly or indirectly). The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

(s)          No Conveying Party intends for this transaction to be subject to the Interstate Land Sales Full Disclosure Act or the Arizona public report requirements applicable to sales of subdivided lands.

(t)          The copies of documents delivered and information delivered to Noteholders or Transferee Entities pursuant to this Agreement are materially true, complete and exact copies of the originals of those documents.

(u)          All tangible, intangible, intellectual and other assets or properties owned by Conveying Parties used or necessary or advisable in connection with the business of the Property will be conveyed to the Transferee Entities with the consummation of the Closing of this transaction (except as set forth on Exhibit 3(u).

(v)          To the actual knowledge of the Conveying Parties, all information furnished by or on behalf of Conveying Parties hereunder (including all information contained in the Exhibits and Schedules hereto or in the other documents and agreements executed in connection herewith) for purposes of or in connection with this Agreement, the documents executed in connection herewith, or any transaction contemplated herein or therein is true, complete and correct, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (individually and taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

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(w)          [Intentionally Omitted]

(x)          Employment.

(i)          Exhibit 3(x)(i) is a correct and complete list of any individuals who are employed full-time or part-time, or otherwise perform personal services with respect to the Property and include each such individual’s job title, years of employment and compensation, at the Property and current accrued unused vacation and sick leave of such individuals, as well as a listing of any applicable employment agreements or personal services contracts for such individuals;

(ii)          Except as set forth on Exhibit 3(x)(ii), no Conveying Party is represented by any labor union, labor organization or other employee group or association with respect to their employment at the Property, and, to the knowledge of Conveying Parties, there are no organizing activities, representation proceedings or demands for recognition or certification pending with regard to such persons;

(iii)          Except as set forth on Exhibit 3(x)(iii), no Conveying Party is a party to, bound by or in the process of negotiating any collective bargaining agreement, memorandum of understanding or other labor-related contract, arrangement or understanding with any labor union, labor organization or other employee group or association applicable to persons employed at or performing personal services at the Property. All employees at the Property are employed at will and there is no severance pay due and owing to any such employees at termination of employment or transfer to a successor;

(iv)          Except as set forth on Exhibit 3(x)(iv), no Conveying Party is bound by or in the process of negotiating any employee leasing, shared labor or potential joint or single employer contracts or personal services contracts, arrangements or understandings involving the Property;

(v)          Except as set forth on Exhibit 3(x)(v), no Conveying Party has experienced or been affected by any strike, boycott, slowdown, walkout, work stoppage, or lockout within the past six (6) months and there is no such labor action pending or, to Conveying Parties’s knowledge, threatened against or otherwise affecting any Conveying Parties with respect to employees or personal service providers at the Property;

(vi)          Except as set forth on Exhibit 3(x)(vi), there are no grievances, demands arbitrations, suits, legal actions, administrative charges claims or administrative investigations, pending or threatened against the Conveying Parties with respect to the employees or individuals who perform personal services at the Property;

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(vii)          The Conveying Parties and its Affiliates are in compliance with all laws, material agreements, contracts, and policies respecting employment and employment practices with respect to employees and personal service providers who work or perform services at the Property;

(viii)          (i) No Conveying Party has effectuated a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act, or any similar state or local law (the "WARN Act")) or a "mass layoff" (as defined in the WARN Act) involving employees working at the Property in the past year and (ii) as of the Closing Date, none of the employees of Conveying Parties will have experienced "employment loss" (as defined in the WARN Act) in the prior ninety (90) days prior to the Closing Date;

(ix)          Exhibit 3(x)(ix) contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 (as amended from time to time, "ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Conveying Parties or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Conveying Parties would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Conveying Parties or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee of the Conveying Parties (the "Employee Benefit Plans"). Each of the Employee Benefit Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986 (as amended from time to time, the "Code") is hereinafter referred to in this Section 6.1(o) as a "Title IV Plan." No Conveying Party, nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan;

(x)          No Title IV Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), nor is any Title IV Plan a plan described in Section 4063(a) of ERISA. No Conveying Parties nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full);

(xi)          Each of Conveying Parties’s 401(k) plans and any other Employee Benefit Plans is intended to be and has been determined by the IRS to be a "qualified" plan under Section 401(a) of the Internal Revenue Code for which a favorable determination letter or opinion letter has been issued by the IRS and no event has occurred since the issuance of such letter that could reasonably be expected to adversely affect such qualified status; and

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(xii)          Each Employee Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and no event has occurred and no condition exists which would subject the Conveying Parties or its Affiliates (or after the Closing, Transferee Entities or Affiliates) to any liability by reason of Conveying Parties or its Affiliate’s affiliation with any members of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m), or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules or regulations.

The term "actual knowledge" as used in this Agreement as applicable to the representations and warranties of a Conveying Party means that such representations and warranties are based solely on the actual (not constructive or imputed) knowledge of Mr. Albert B. Spector, Jr., as of the applicable date, after reasonable inquiry, including making inquiry of the general managers, the food and beverage directors and the engineering supervisors of the L’Auberge de Sedona Resort, the Orchards Inn (including the Taos Restaurant), the LaMerra Property, the Canyon Portal Shopping Center and each Conveying Party.

The representations and warranties in this Section 3 shall survive the Closing for a period of twelve (12) months and thereafter shall terminate.

4.          Warranties and Representations of Lender Parties.

The Lender Parties represent and warrant to the Conveying Parties as of the Closing Date that:

(a)          This Agreement is executed in mutual good faith among the parties and is given for the express consideration set forth in the Recitals above and as otherwise set forth herein.

(b)          Each is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and if applicable, is authorized to transact business in Arizona, and has all power, authority and rights necessary to: (i) transact the business in which it is engaged, (ii) enter into this Agreement and each of the other documents and agreements contemplated hereby, and (iii) perform its obligations hereunder.

(c)          The execution, delivery and performance of this Agreement (together with all agreements and documents contemplated hereby) and the consummation of all transactions contemplated herein and therein have been duly authorized and approved in accordance with its organizational documents. This Agreement, and each document, agreement and instrument executed in connection herewith, is and shall constitute their legal, valid and binding obligations enforceable against each in accordance with the terms hereof or their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally.

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(d)          Except as set forth on Exhibit 4(d) hereto or as will have been obtained or made on or before the Closing or such other date as contemplated hereby, no consent, approval or authorization from, or registration or filing with, any governmental or regulatory authority or any other person or entity, is required, or to be made by it in connection with the execution, delivery and performance of this Agreement or the consummation by it of the transactions contemplated.

(e)          Except for the consents required under the First Credit Bank Loan Documents, the consents described in this Agreement and the consents set forth on Exhibit 4(e) hereto, the compliance with the terms of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or default under the terms, conditions or provisions of any agreement to which it is a party or by which it may be bound.

(f)          As of the Effective Date and as of the Closing, (A) Transferee Entities are (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of any Transferee Entity constitute property of, or are beneficially owned, directly or indirectly, by any Buyer Embargoed Person (as hereinafter defined), and (C) no Embargoed Person has any interest of any nature whatsoever in any Transferee Entity (whether directly or indirectly. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

(g)          Lender Parties do not intend for this transaction to be subject to the Interstate Land Sales Full Disclosure Act and it is exempt from the Arizona public report requirements applicable to sales of subdivided lands.

The representations and warranties in this Section 4 shall survive the Closing for a period of twelve (12) months and thereafter shall terminate.

5.          Interim Agreements of Parties.

(a)          Except in the ordinary course of business, as would be in accordance with prior practice over the preceding twelve (12) months, or as required by law, from the Effective Date through the Closing Date, no Conveying Party will without the reasonable consent of the Lender Parties (i) enter into, modify or waive material provisions of, or terminate any material agreements relating to Property, including any Leases or employment agreements, (ii) remove from the Property any material portions of the personal property or other intangible property being conveyed pursuant to this Agreement, or (iii) materially change the usual business practices and operation of the Property, including, inventory and supplies levels, maintenance, employment and maintenance of reserves. Additionally, and without limiting the foregoing, from the Effective Date through the Closing Date, no Conveying Party will, without the reasonable consent of the Lender Parties, make any payment, disbursement or other expenditure of any nature, except in accordance with the Approved Budget (as defined in Section 18(a) of this Agreement). Except as provided in Exhibit 5(a), Conveying Parties (including Spector) confirm that none of the foregoing described in clauses (i) or (ii) of this Section 5(a) has occurred since January 1, 2011, and none of the foregoing described in clause (iii) of this Section 5(a) has occurred since November 1, 2012.

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(b)          From the Effective Date through the Closing Date (or until termination of this Agreement), no Conveying Party (including Spector) shall file a voluntary petition under Title 11 of the United States Code or an involuntary petition under Title 11 of the United States Code against any other Conveying Party. If an involuntary petition under Title 11 of the United States Code is filed against any Conveying Party, such Conveying Party shall promptly, but in no event later than sixty (60) days of the filing thereof, cause the dismissal of such involuntary petition.

6.          As-Is Transaction.

(a)          AS OF THE EFFECTIVE DATE AND AS OF CLOSING, Transferee Entities ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES, AND COVENANTS MADE IN THIS AGREEMENT, THEY ARE ACQUIRING THE PROPERTY (INCLUDING ANY PROPERTY INTEREST) AND ANY IMPROVEMENTS NOW OR HEREAFTER MADE THERETO IN "AS IS" AND "WHERE IS" CONDITION, "WITH ALL FAULTS", AND THAT THE PROPERTY IS BEING CONVEYED AND TRANSFERRED IN "AS IS" AND "WHERE IS" CONDITION "WITH ALL FAULTS".

(b)          UPON CLOSING, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES, AND COVENANTS MADE IN THIS AGREEMENT and the other documents and instruments executed in connection herewith (INCLUDING THE POST-CLOSING RIGHTS AND REMEDIES OF THE PARTIES UNDER PARAGRAPH 13), EACH PARTY (on behalf of itself AND ITS AFFILIATES AND AGENTS) DISCLAIMS and WAIVES ALL EXPRESS AND IMPLIED WARRANTIES AND ANY AND ALL CLAIMS OF LIABILITY AGAINST EACH OTHER PARTY AND their respective AFFILIATES and agents (INCLUDING CLAIMS AGAINST BORROWER PARTIES, CONVEYING PARTIES AND LENDER PARTIES), ARISING OUT OF OR RELATING TO THE PROPERTY, THE BUSINESS OPERATED THEREON, THE LOANS, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER ARISING IN TORT, CONTRACT, UNDER ANY STATUTE, WARRANTY, STRICT LIABILITY OR OTHERWISE (PROVIDED THAT NO Lender PARTY or its affiliates or agents SHALL BE DEEMED TO HAVE WAIVED ANY CLAIMS RELATED TO ARISING FROM A FRAUD ON SUCH Person).

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The foregoing releases, waivers and terms of this Section 6 shall be binding upon the Parties, their successors and assigns and shall survive the Closing.

7.          Closing; Closing Conditions.

(a)          The consummation of the transaction contemplated by this Agreement shall be deemed to close (the "Closing") upon recordation of the Deeds (defined below) by Escrow Agent. It shall be a Lender Parties’ Condition to Closing (defined below) that Title Company shall have agreed in writing that, simultaneously with recordation of the Deeds, it will be irrevocably committed to issue to the applicable Transferee Entities an Owner’s Policy in accordance with the Title Assurance obtained from the Title Company pursuant to Section 2, including those endorsements (to the extent available under each Owner’s Policy), as agreed upon in the Title Assurance (the "Title Policy Condition"). Subject to terms of this Agreement, the Closing shall occur on the date that is twenty (20) days after the Property Verification Deadline or promptly (not to exceed five (5) days) after the Resolution Period, if applicable (the "Closing Date") or such other time as agreed to by the Parties hereunder, but in no event shall the Closing occur later than May 20, 2013. The Closing shall occur at the office of Escrow Agent or such other office as agreed to by the Parties hereunder.

(b)          The obligation of Lender Parties to Close is subject to the satisfaction as of the Closing Date of the conditions (the "Lender Parties’ Conditions to Closing") that subject to any applicable notice and cure periods: (i) all covenants required to be performed by any of the Conveying Parties (including Spector) as of Closing Date shall have been performed pursuant to the terms of this Agreement and the representations and warranties in Section 3 shall be accurate as of the applicable date, and (ii) the Title Policy Condition shall be satisfied, either of which may be waived, in whole or in part and in their sole and absolute discretion, by Lender Parties in writing at or prior to the Closing. If the Closing fails to occur on or prior to the Closing Date because a Lender Parties’ Condition to Closing is not satisfied, then Lender Parties shall elect by written notice delivered to Borrower Parties on or before 5:00 p.m. (Phoenix, Arizona time) on the business day immediately following the Closing Date to (a) waive all unsatisfied Lender Parties’ Condition(s) to Closing and proceed with the Closing on that date which is three (3) business days after the Closing Date (provided that Conveying Parties also agree in writing to waive such condition if such condition also is a Borrower-related Parties’ Conditions to Closing), (b) require the applicable Conveying Party to specifically perform such condition within an applicable grace period (or pursuant to proceedings for equitable relief) or (c) terminate this Agreement, whereupon this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If Lender Parties do not deliver the written notice described in the preceding sentence, then Lender Parties shall be deemed to have elected to terminate pursuant to option (c). Notwithstanding the foregoing, Lender Parties may enforce their permitted pre-Closing remedies under Section 13 if the failure of the condition is also a default by a Conveying Party.

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(c)          The obligation of Conveying Parties to Close is subject to the satisfaction as of the Closing Date of the conditions (the "Borrower-related Parties’ Conditions to Closing") that subject to any applicable notice and cure periods: (i) all covenants required to be performed by Lender Parties as of the Closing Date shall have been performed pursuant to the terms of this Agreement and the representations and warranties in Section 4 shall be accurate as of the such date; and (ii) the First Credit Bank Extension, Consent, Release and Novation has been obtained any of which Borrower-related Parties’ Conditions to Closing may be waived in whole or in part by Conveying Parties, as applicable, in writing at or prior to the Closing. If the Closing fails to occur on or prior to the Closing Date because a Borrower-related Parties’ Conditions to Closing is not satisfied, then Conveying Parties shall elect by written notice delivered to Lender Parties on or before 5:00 p.m. (Phoenix, Arizona time) on the business day immediately following the Closing Date to either (a) waive all unsatisfied Borrower’s Condition(s) to Closing and proceed with the Closing on that date which is three (3) business days after the Closing Date, or (b) terminate this Agreement, whereupon this Agreement automatically shall terminate, the Loan Documents will continue in full force and effect and the parties hereto may pursue their Pre-Agreement Rights and Remedies. If Conveying Parties do not deliver the written notice described in the preceding sentence, then they shall be deemed to have elected to terminate pursuant to option (b).

8.          Conveyance and Closing Documents. On or before the Closing Date (or within the timeframes otherwise provided below), (i) the applicable Conveying Parties, shall execute, have acknowledged where applicable, and deliver to Escrow Agent (or Lender Parties, as mutually agreed by the parties), and (ii) the applicable Lender Parties shall execute, have acknowledged where applicable, and deliver to Escrow Agent (or Conveying Parties, as mutually agreed by the parties), the following instruments, payments and other deliveries, to be dated as of the Closing Date (where appropriate) (collectively, the "Closing Documents"):

(a)          Special Warranty Deeds in the forms attached hereto and incorporated herein as Exhibits 8(a)-i through 8(a)-iii for conveying the LaMerra Property to HL Newco and the L’Auberge Property and the Orchards Inn Property to Orchards Newco (the "Deeds");

(b)          Bill of Sale and Assignment and Assumption of Scheduled Assumed Liabilities (which shall include all cash, accounts, receivables, and intellectual property, subject to the terms of this Agreement) in the forms attached hereto and incorporated herein as Exhibits 8(b)-i through 8(b)-iv (collectively, the "Bills of Sale") which are intended to be an acceptance of collateral in full and complete satisfaction of an obligation pursuant to the Uniform Commercial Code with the consent of the debtors and other necessary parties;

(c)          The Estoppel Certificates in the form of Exhibits 8(c)-i through 8(c)-iii"(the "Estoppel Certificates");

(d)          The Assignment of Declarant’s Rights and a quit-claim assignment of any other right, title and interest in or related, directly or indirectly, to the LaMerra property;

(e)          The Assignment of Leases in the forms attached hereto and incorporated herein as Exhibits 2(d)iii-A through 2(d)(iii)-B (collectively, the "Assignments of Leases"), unless the Transferee Entities have elected to terminate the applicable Lease Interest;

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(f)          The Consents to Assignment of Leases;

(g)          The Assignment and Assumption of the L’Auberge de Sedona, LLC Assets and Scheduled Assumed Liabilities in the form of Exhibit 8(g);

(h)          The Assignment and Assumption of the Orchards Inn Assets and Scheduled Assumed Liabilities in the form of Exhibit 8(h);

(i)          Assignment and Assumptions of the assets and Scheduled Assumed Liabilities of HL Borrower, Orchards Annex, Taos Cantina and LA Spa, each in substantially the form of Exhibit 8(h);

(j)          Intentionally Omitted;

(k)          Intentionally Omitted;

(l)          Intentionally Omitted;

(m)          The Third Party Consents obtained pursuant to Section 2;

(n)          Intentionally Omitted;

(o)          The HL Loan Satisfaction and Release and the LA Loan Satisfaction and Release in the forms of Exhibits 8(o)-i and 8(o)-ii, respectively, attached hereto and all documents contemplated thereunder, pursuant to which, among other terms, all guaranties shall be deposited with the Escrow agent and contemporaneously with the Closing shall be marked "terminated" by the Escrow Agent and shall be returned to Borrowers; provided, however, that with respect to that certain Unconditional Loan Guaranty dated June 11, 2007, by Spector and Gechman in favor of IMH Secured Loan Fund, LLC, there shall be no release of Gechman. Notwithstanding the foregoing, [*] may retain any rights it may have under the [*] pledge of its 20.825% interest in Canyon Portal (the “[*] Interest”) and the related [*] HL SOS UCC, and may pursue its rights thereunder to become a non-managing member of Canyon Portal.

(p)          A quit-claim assignment of the [*] Letter in the form of Exhibit 8(p) attached hereto;

(q)          Forms to be filed with the Arizona Department of Water Resources pertaining to the transfer of the LaMerra Water Rights, the L’Auberge Water Rights, and the Orchards Inn Water Rights in the forms attached here to as Exhibit 8(q)-i through 8(q)-v, and such documents, instruments or other forms reasonably necessary to transfer all rights to and control of the Retreat on Oak Creek Domestic Water Improvement District (the “DWID”), including, without limitation, written resignations from each of the board members of the DWID existing as of the Closing Date and such other documents as is reasonably necessary to appoint replacement board members selected by the Transferees, in their sole and absolute discretion;

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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(r)          Transferee Entities’ payments required to be paid under this Agreement, including: (i) a cash payment to Spector or his designee in the amount of $200,000 (the "Spector Payment") payable on the Closing Date, subject to potential offset pursuant to the Adjusted Settlement Protocol, (ii) a cash payment in the amount of $400,000 to Orchards Annex (the "Orchards Annex Payment"), subject to potential offset pursuant to the Adjusted Settlement Protocol on the sixtieth (60th) day following the Closing Date, and (iii) the [*] Payment (defined below).

(s)          The [*] Letter (as defined below).

(t)          Intentionally Omitted;

(u)          Such other funds, instruments or documents as are reasonably necessary to fulfill the covenants and obligations to be performed pursuant to this Agreement. All funds to be deposited hereunder shall be in the form of cash, wire transfer or other good and sufficient funds immediately available in Flagstaff, Arizona. All funds necessary to pay any amounts due under this Agreement at the Closing, shall be deposited into Escrow by the applicable party hereto at least one (1) business day prior to the Closing Date;

On the date of Closing: (i) Escrow Agent shall conduct the Closing, record the applicable Closing Documents and deliver to Conveying Parties and Lender Parties the applicable Closing Documents and (ii) the Lender Parties and Conveying Parties, as applicable, shall take such actions, in the manner described in the "Day of Closing Protocol" attached hereto as Exhibit 8(u). All conveyances contemplated hereby must occur concurrently and no portion of this transaction shall close without all conveyances and transactions contemplated hereby occurring concurrently therewith. Upon Closing, Conveying Parties shall provide possession of the Property to Transferee Entities, subject to the terms contained in the Closing Documents.

In accordance with Section 18(c), from and after the Closing, the Transferee Entities shall be responsible for all employee payroll accruing from and after the Closing Date of the employees of L'Auberge de Sedona, LLC, Orchards Inn which are operating the L'Auberge de Sedona Resort and the Orchards Inn. With respect to employees of Barrett providing services to the L’Auberge de Sedona Resort and Orchards Inn, the Transferee Entities shall provide written notice to the Conveying Parties on or prior to the expiration of the Property Verification Period of which, if any, of such employees the Transferee Entities elect, in their sole and absolute discretion, to employ following the Closing.

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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9.          Employees.

(a)          Transferee Entities shall have the right to offer employment to any or all of the employees L’Auberge de Sedona, LLC and Orchards Inn following the Closing. The Transferee Entities shall notify the Conveying Parties at before the Closing of any such employees that the Transferee Entities elect to not offer employment and the Conveying Parties shall notify such employees thereof; provided that Transferee Entities shall provide no less than sixty (60) days of severance pay to such employees in consideration for the continued performance by such employees of their duties for such severance period. Each of the Conveying Parties shall cooperate (without cost or liability) with the Transferee Entities by providing work-related information regarding its employees at the Property to the extent permitted by law, in connection with the Transferee Entities determination of which employees to extend offers of employment.

(b)          Transferee Entities acknowledge and agree that Transferee Entities (or the applicable employee leasing or other organization) shall be considered for purposes of the WARN Act to be the employer of such employees of Conveying Parties who are offered and accept employment with Transferee Entities as of the expiration of the Post Closing Period (the "Retained Employees").

(c)          Provided the Conveying Parties’ employees do not experience any employment losses as defined in WARN within 90 days prior to Closing, the Transferee Entities agree that (i) they will not take any actions within 60 days on or after the Closing Date that results in an "employment loss," as that term is defined under the WARN Act, for more than 49 of the full-time Retained Employees; or (ii) should Transferee Entities do so, Transferee Entities shall indemnify, defend, protect, and hold harmless Conveying Parties and all their affiliates from any and all losses and liability resulting from any compliance obligation (including any obligation to give notice or pay money or benefits) Transferee Entities or any of its affiliates has or may have under the WARN Act arising from Transferee Entities’ actions within 60 days after the Closing Date that result in an "employment loss," as that term is defined under the WARN Act, for more than 49 of the full-time Retained Employees.

(d)          Conveying Parties and Transferee Entities each shall be responsible for its own notification obligations, if any, under the WARN Act, including any notification obligations that may arise from any employment loss by any employees who were employed by Conveying Parties as of the Closing Date or any Retained Employees employed by Transferee Entities following the Closing Date.

(e)          Conveying Parties and Transferee Entities intend that the transactions contemplated by this Agreement should not constitute a separation, termination or severance of employment of any Retained Employee who accepts an employment offer by Transferee Entities that is consistent with the requirements of Section 9(a) including any separation, termination or severance benefits, and that each such Retained Employee will have continuous employment immediately before and immediately after the Closing Date. Transferee Entities shall be liable for and shall indemnify, hold harmless, protect and defend the Conveying Parties for, from and against: (i) any statutory, common law, contractual or other severance, if any, with respect to any Retained Employees arising out of employment by the applicable Transferee Entities on and after Closing Date. The Conveying Parties shall be liable for and shall indemnify, hold harmless, protect and defend the Transferee Entities for, from and against (i) any statutory, common law, contractual or other severance, obligations, liabilities or claims, if any, with respect to any employees of, or individuals performing personal services for, any of the Conveying Parties prior to Closing Date.

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10.          Indemnities.  Each of the Conveying Parties (including Spector), jointly and severally, shall pay, indemnify, defend, and hold the Lender Released Persons (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) for, from and against any and all liabilities, loss, costs, expenses, actions, claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable all court costs and attorneys fees and disbursements and other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a “Claim”) (a) in connection with or as a result of or related to the execution, delivery, enforcement or performance (including any restructuring or workout with respect hereto) of this Agreement, any of the other documents executed in connection herewith, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any document executed in connection herewith (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities” and each, individually, an “Indemnified Liability”); provided, however, that with respect to Claim arising under subpart (b) above, if any such investigation, litigation or proceeding is initiated and after the full completion thereof, it is conclusively determined by a court of competent jurisdiction or other appropriate authority that such Claim has a value of less than: (i) $25,000, with respect to any individual matter giving rise to such Claim; or (ii) $75,000 in the aggregate, with respect to multiple matters giving rise to such Claim, then a such Claim shall not be an Indemnified Liability. From and after the Closing, Transferee Entities, jointly and severally, shall indemnify, defend, and holds harmless Borrower Parties for, from and against any claims, suits, demands, liabilities, loss, costs, expenses, actions and other damage, including all court costs and reasonable attorney’s fees (collectively, the "Claims") arising out of the failure of the Transferee Entities to pay Scheduled Assumed Liabilities related to the operation of the Property, subject to the Adjusted Settlement Protocol (defined below) and the post-Closing rights and remedies contained in Section 13(b).

The foregoing indemnities shall survive the Closing and shall not terminate.  Each of the Conveying Parties (including Spector), jointly and severally, shall pay, indemnify, defend and hold the Lender Parties, harmless from and against, any loss, claim, liability, expense, or other damage attributable to Taxes of a Conveying Party or related to the Property with respect to any Tax year or portion thereof ending on or before the Closing, or for any Tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing Date; or any liability arising on or before Closing of a Conveying Party attributable to the unpaid Taxes of any Person under Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. In the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes and any other Tax based on or measured by income, business activity, receipts or profits earned during a Tax year beginning before and ending after the Closing, the Tax attributable on or before the Closing shall be deemed to equal the amount that would be payable if the Tax year ended on and included the date of Closing; and in the case of personal property, real property, ad valorem and other Taxes of the Conveying Parties imposed on a periodic basis during a Tax year beginning before and ending after the Closing, the Tax attributable on or before the Closing shall be deemed to be the amount of the Taxes for the entire Tax year beginning before and ending after the Closing multiplied by a fraction, the numerator of which is the number of days in such Tax year and the denominator of which is the number of days in such Tax year.

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The foregoing indemnity shall survive the Closing.

For purposes of this Section 10(b), ‘‘Tax’’ or ‘‘Taxes’’ means any federal, state, or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transaction privilege, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

11.          Release of Released Lender Parties. Upon the Closing, and on the condition that the Closing occurs, without limiting any other exculpatory, indemnification, or other rights, powers, privileges or remedies of the Released Lender Parties (defined below), each of the Conveying Parties (including, without limitation, Spector) (the "Borrower Releasing Parties"), on behalf of themselves and their heirs, successors, and assigns, hereby release and discharge all claims, demands, causes of action, counterclaims, defenses and offsets against Lender Parties, their current and prior subsidiaries, affiliates, attorneys, directors, officers, shareholders, members, partners, trusts, employees, agents, advisors, consultants, servicers, lenders, and any other person, corporation or entity that might be claimed to be liable on their behalf (the "Released Lender Parties") and do hereby release, acquit and forever discharge the Released Lender Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that Borrower Releasing Parties have or hereinafter can, shall or may have against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that any of the Borrower Releasing Parties have heretofore had and asserted or could have asserted or which they may hereafter have or assert against the Released Lender Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, related to or arising out of any act or omission of any of the Released Lender Parties in connection with the Loan Documents or the Loans evidenced and secured thereby (the "Released Lender Liabilities"). Each Borrower Releasing Party covenants not to sue any of the Released Lender Parties with respect to the Released Lender Liabilities. Each Borrower Releasing Party represents and warrants that it has not heretofore assigned or transferred or purported to have assigned or transferred to any person, firm, corporation or any other entity any of the matters described in the release set forth herein. Each Borrower Releasing Party acknowledges that there is a risk that, subsequent to the release contemplated hereby, the Borrower Releasing Party may discover, incur, or suffer claims that were unknown to that Borrower Releasing Party or unanticipated at the time of signing of this Agreement or the Closing, including, without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. Nothing in this Section is intended to limit Borrower Releasing Parties’ rights to pursue any remedies available under this Agreement or under any document or agreement entered into or delivered pursuant to this Agreement for any obligation or liability of the Lender Parties which, by its terms, survives the Closing or the earlier termination of this Agreement. This Section 11 shall survive the Closing and shall not terminate.

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12.          Release of Released Borrower Parties . Upon the Closing, and on the condition that the Closing occurs, each of the Lender Parties on behalf of themselves and their heirs, successors, assigns and affiliates, hereby release and discharge all claims, demands, causes of action, liabilities, counterclaims, defenses and offsets against Borrower Parties, other than Gechman, and their current and prior subsidiaries, affiliates, advisors, consultants, attorneys, officers, employees, agents, directors, officers, shareholders, members, partners, trusts, employees, and any other person, corporation or entity that might be claimed to be liable on their behalf, other than Gechman, (collectively, the "Released Borrower Parties") and do hereby release, acquit and forever discharge the Released Borrower Parties from any and all debts, obligations, promises, agreements, covenants, contracts, controversies, suits, actions, guaranties, warranties, representations, causes of action, judgments, executions, claims and demands, damages of any kind, liability and costs of every kind and character in law or in equity, known or unknown, that Lender Parties have or hereinafter can, shall or may have against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever, whether vested or contingent, accrued or unaccrued, suspected or claimed, that any of the Lender Parties have heretofore had and asserted or could have asserted or which they may hereafter have or assert against the Released Borrower Parties for, upon or by reason of any matter, cause, or thing whatsoever (other than fraud), which has occurred or arisen at any time prior to the Closing, arising out of or relating to the Loans and/or the Loan Documents, and Lender Parties acknowledge that upon Closing the Released Borrower Parties shall have no further liability or obligation whatsoever arising out of or relating to the Loans and/or the Loan Documents (collectively, the "Released Borrower Liabilities"). Each Lender Party covenants not to sue any of the Released Borrower Parties with respect to the Released Borrower Liabilities. Each Lender Party represents and warrants that it holds all applicable rights necessary to validly release the matters set forth herein. Each Lender Party acknowledges that there is a risk that, subsequent to the release contemplated hereby, the Lender Party may discover, incur, or suffer claims that were unknown to that Lender Party or unanticipated at the time of signing of this Agreement or the Closing, including, without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to provide the release contemplated hereby. This Section 12 shall survive the Closing and shall not terminate. Nothing in this Section is intended to limit Lender Parties’ rights to pursue the post-Closing remedies described in this Agreement, any remedies available under this Agreement or under any document or agreement entered into or delivered pursuant to this Agreement for a failure to perform thereunder, or for any obligation or liability which, by its terms, survives the Closing or the earlier termination of this Agreement, or to pursue Gechman and or any individual, corporation, association, partnership, limited liability company, trust, joint venture, business trust or unincorporated organization or other entity or organization that might be claimed to be liable on Gechman’s behalf.

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13.          Remedies.

(a)          Pre-Closing Remedies:

If on or before Closing and prior to the Property Verification Deadline (and prior to expiration of the Resolution Period, if applicable), a party hereto (the "Defaulting Party") breaches any of the terms or provisions of this Agreement including any representation or warranty, or otherwise defaults hereunder, and fails to cure such breach or default within ten (10) days following written notice thereof given by another party hereto (the "Non-defaulting Party"), the Non-defaulting Party may terminate this Agreement by written notice to the other Parties, whereupon no party hereto shall thereafter have any further liability or obligation to complete the transaction under this Agreement, and the Parties shall have their Pre-Agreement Rights and Remedies.

If, on or before Closing and after the Property Verification Deadline (and after expiration of the Resolution Period, if applicable), and provided that this Agreement has not terminated pursuant to Section 2, a Defaulting Party breaches any of the terms or provisions of this Agreement including any representation or warranty, or otherwise defaults hereunder, and fails to cure such breach or default within ten (10) days following written notice thereof given by the Non-defaulting Party, the Non-defaulting Party may either: (i) terminate this Agreement by written notice to the other Parties on or before five (5) days after the expiration of the 10-day cure period, whereupon no party hereto shall thereafter have any further liability or obligation to complete the transactions under this Agreement, and the Parties shall have their Pre-Agreement Rights and Remedies; (ii) waive such default and consummate the transaction contemplated hereby in accordance with the terms hereof, as agreed upon in writing between the Parties during the Resolution Period, if applicable, or pursuant to the Adjusted Settlement Protocol (defined below) if agreed upon between the Parties during the Resolution Period; or (iii) institute proceedings necessary to specifically enforce the terms hereof, as agreed upon in writing between the Parties during the Resolution Period, if applicable, or pursuant to the Adjusted Settlement Protocol if agreed upon between the Parties during the Resolution Period.

For purposes hereof, "Excluded Items" collectively means all of the following costs, expenses and items:

(i)          $1,670,955 in respect of excess interest, points and closing costs paid to FCB by Borrower Parties through the Maturity Date of the Loans, but not offset under the Loans,

(ii)          amounts properly and reasonably reserved and actually paid by the Borrower Parties in respect of capital expenditures, but not in amounts greater than: (1) four percent (4.0%) of revenues per year for the Orchards Inn Property, and (2) for the L’Auberge Property, (A) two percent (2.0%) of revenues per year for the years 2008 through 2011, and (B) four percent (4.0%) of revenues per year thereafter, and

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(iii)          amounts properly and reasonably applied from operating cash flow, as follows: (1) $1,440,861 to the payment of certain vendor notes and other payables, including, without limitation, payments with respect to: (a) the Tiffany Construction note, (b) the Shamrock Food Service notes, and (c) amounts payable to Dibble Construction, Azadi Rugs, and KHI Design, (2) Payments totaling $67,460 for spa renovation, and (3) Payments totaling $149,170 for the pool area, including landscaping, fencing, pool bathrooms and workout room.

The following modifications to the closing payment obligations shall apply at Closing (the "Adjusted Settlement Protocol"):

Except for the Excluded Items (for which Conveying Parties shall have no liability), the Conveying Parties shall be jointly and severally liable for any and all (i) liabilities relating to the Property arising prior to Closing that are not Scheduled Assumed Liabilities, (ii) defaults or breaches of any representations, warranties, covenants, indemnifications or other obligations (whether express or implied) hereunder or under any document or instrument executed or delivered in connection herewith, (iii) any advances made by a Lender Party to protect any or all of the Property from any liabilities or to preserve the value of the Property or to satisfy any obligations of the Conveying Parties, including without limitation, the FCB Payments and/or the FCB Tax Payments and (iv) reasonable attorney’s fee incurred by a Lender Party in connection with the enforcement of this Agreement; provided Conveying Parties shall only be responsible pursuant to this Section 13(a) for such items if such costs, expenses, damages, liabilities and attorneys’ fees in the aggregate exceed One Million Dollars ($1,000,000) (the "Pre-Closing Deductible Threshold"). After reaching the Pre-Closing Deducible Threshold, the Lender Parties shall have the right to offset (subject to the limitations contained herein) the amounts of such unpaid costs and expenses in excess of the Pre-Closing Deductible Threshold against first, the Spector Payment and/or the Orchards Annex Payment, and second, against any other amounts owing to a Conveying Party by a Lender Party payable upon Closing. If after reaching the Pre-Closing Deductible Threshold, and after giving effect to any offsets pursuant to the immediately preceding sentence, there remain liabilities owing to the Lender Parties pursuant to this Section 13(a), the Conveying Parties agree to pay to the Lender Parties such amounts but in no event shall such payments exceed One Million Dollars ($1,000,000). Notwithstanding anything to the contrary contained in this paragraph, in no event shall Conveying Parties (collectively) be responsible to pay more than $1,000,000, plus the amount of any offsets. The Pre-Closing Deductible Threshold and Excluded Items are only offsets that shall be applied against liabilities owing to the Lender Parties and in no event shall the foregoing be interpreted to require that any of the Lender Parties pay or disburse to any of Spector or a Conveying Party all or any of the Pre-Closing Deductible Threshold or Excluded Items. The Pre-Closing Deductible Threshold and the "cap" shall be applied collectively to each of the Conveying Parties; provided that neither the Pre-Closing Deductible Threshold nor the "cap" shall apply in the event of a fraud by any Conveying Party (including a good faith and reasonable allegation of fraud by a Lender Party against any Conveying Party).

(b)          Lender Parties Post-Closing Remedy.

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Upon Closing and provided that Closing occurs, except for the Excluded Items (as defined in Section 13(a)) (for which Conveying Parties shall have no liability), the Conveying Parties shall be jointly and severally liable for (i) any and all liabilities relating to the Property arising prior to Closing that are not Scheduled Assumed Liabilities, (ii) defaults or breaches of any representations, warranties, covenants, indemnifications or other obligations (whether express or implied) hereunder or under any document or instrument executed or delivered in connection herewith, (iii) any advances made by a Lender Party to protect any or all of the Property from any liabilities or to preserve the value of the Property or to satisfy any obligations of the Conveying Parties and (iv) reasonable attorney’s fee incurred by a Lender Party in connection with the enforcement of this Agreement; provided that Conveying Parties shall only be responsible pursuant to this Section 13(b) for such items if such costs, expenses, damages, liabilities and attorneys’ fees in the aggregate exceed One Million Dollars ($1,000,000) (the "Post-Closing Deductible Threshold"). After reaching the Post-Closing Deducible Threshold, the Lender Parties shall have the right to offset (subject to the limitations contained herein) the amounts in excess of Post-Closing Deductible Threshold against first, the Spector [*] Payment, the Spector Payment and/or the Orchards Annex Payment and, second, against any other amounts owing to a Conveying Party by a Lender Party under this Agreement. If after reaching the Post-Closing Deductible Threshold, and after giving effect to all offsets pursuant to the immediately preceding sentence, there remain liabilities owing to the Lender Parties pursuant to this Section 13(b), Conveying Parties agree to pay to the Lender Parties such amounts, but in no event shall the payment obligation exceed One Million Dollars ($1,000,000). Notwithstanding anything to the contrary contained in this paragraph, in no event shall Conveying Parties (collectively) be responsible to pay more than $1,000,000, plus the amount of any offsets, including pursuant to this Section 13(b). The Post-Closing Deductible Threshold and the "cap" shall be applied collectively to the Conveying Parties; provided that neither the Post-Closing Deductible Threshold nor the "cap" shall apply in the event of a fraud by any Conveying Party (including a good faith and reasonable allegation of fraud by a Lender Party against any Conveying Party). The Post-Closing Deductible Threshold and Excluded Items are only offsets that may be applied against liabilities owing to the Lender Parties and in no event shall the foregoing be interpreted to require that any of the Lender Parties pay or disburse to any of Spector or a Conveying Party all or any of the Post-Closing Deductible Threshold or Excluded Items. The foregoing obligations contained in this Section 13(b) of Conveying Parties shall survive the Closing for a period of twelve (12) months and then shall terminate.

(c)          Notwithstanding anything contained to the contrary in this Agreement or any Closing document, no party hereto shall be entitled to any incidental, consequential, speculative or punitive damages resulting from a Defaulting Party’s breach.

14.          Attorneys’ Fees. If any party commences any litigation or other legal proceedings against the another party for a default hereunder or to enforce the provisions hereof, the prevailing party in any such proceeding shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees and expert witness fees, with attorneys’ fees to be determined by the court and not a jury in any such litigation.

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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15.          Jurisdiction and Venue. Any action or proceeding pursuant to this Agreement shall be brought in an Arizona state or federal court of competent jurisdiction with venue in Maricopa County, Arizona.

16.          Brokerage. Each party warrants and represents to the other that no real estate sales or brokerage commissions or like commissions are or may be due in connection with this transaction. Each party agrees to indemnify, defend (with legal counsel reasonably acceptable to the indemnitee) and hold harmless the other party for, from and against any claims by third parties made by or through the acts of such party, for real estate or brokerage commissions, or a finder’s fee, arising out of or relating to the transactions provided herein, and all costs and expenses incurred by the indemnitee in connection therewith including, but not limited to, reasonable attorneys’ fees. Spector and Conveying Parties hereby disclose to Lender Parties that certain Spector and/or certain employees, representatives or affiliates of Spector are licensed real estate brokers or licensees but are not receiving a commission in connection with this transaction as a result thereof.

17.          WAIVER OF JURY TRIAL. EACH PARTY HEREUNDER ON BEHALF OF THEMSELVES AND THEIR AFFILIATES WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING THERETO AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

18.          Transaction Costs; Operating Accounts; Transition.

(a)          Subject to the Approved Budget attached hereto as Exhibit 18(a) (the “Approved Budget”), which Approved Budget incorporates the November, 2012 operating statements and balance sheets, from the Effective Date to the Closing Date, Conveying Parties shall use commercially reasonable efforts to operate the Property in accordance with prior practices over the preceding twelve (12) months, including paying any and all accounts payable and other expenses in accordance with the Approved Budget.

(b)          The Approved Budget contains, among other information, an estimate of expenses to be incurred and revenue to be received on or before the Closing Date, and a list of payables owing by the Conveying Parties but which have not been paid. For purposes hereof, "accounts payable" shall include all expenses on the list of payables attached to the Approved Budget owing by the Conveying Parties incurred by the applicable Conveying Party in accordance with the Approved Budget, including payroll obligations and all other costs and expenses arising out of or relating to the Property, including all costs of ownership, operation (including employee payroll accruing after the Closing Date), construction, maintenance, repair and replacement. The Approved Budget shall be updated from time to time by Conveying Parties as reasonably requested by Lender Parties to reflect historical operations and estimated revenues and expenses through the Closing Date, as well as to update the list of accounts payable which remain unpaid. Commencing on the fifth day prior to the Closing Date, Conveying Parties shall update the Approved Budget (including the accounts payable list) on a daily basis and deliver a copy thereof to Lender Parties for Lender Parties’ approval, which approval shall not be unreasonably withheld or delayed. The accounts payable list set forth in the Approved Budget prepared by Conveying Parties on the day prior to the Closing and approved in writing by the Lender Parties, together with those certain costs and expenses arising out of or relating to the Property and the period prior to the Closing, in each case to the extent set forth in the updated Approved Budget approved by the Lender Parties in writing, are collectively referred to herein as the “Scheduled Assumed Liabilities.” The Lender Parties acknowledge and agree that the Scheduled Assumed Liabilities will include, without limitation, the following amounts: (i) $75,000 for payment to Squire Sanders & Dempsey; (ii) $124,000 for paid time off due and payable to employees of the Property; (iii) $170,000 for a payment due to the Arizona Department of Revenue on May 20, 2013; and (iv) $100,000 for a payment due to RDS. All costs and expenses whatsoever arising out of or relating to the Property, related to the period after the Closing, including all costs of ownership, operation, construction, maintenance, repair and replacement shall be the responsibility of the Transferee Entities.

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(c)          At the Closing, all Scheduled Assumed Liabilities shall, at the Transferee Entities’ election, in their reasonable discretion, either be paid in full through escrow from: (i) “Available Cash”, which is defined as the sum of: (A) cash in the operating accounts of the applicable Conveying Party; and (B) except as set forth below, credit card receivables held by the applicable Conveying Party (net of credit card processing costs), or (ii) in the case of recurring trade payables and other obligations with extended payment arrangements in place, such payables and obligations will be assumed and paid in due course by the Transferee Entities from Available Cash). Notwithstanding the foregoing, the Adjusted Settlement Protocol shall apply to any amounts credited to Available Cash from credit card receivables held by the Conveying Parties which have not been received in cash by the Transferee Entities on or prior to the sixtieth (60th) day following the Closing.

(d)          Upon Closing, the Transferee Entities shall pay through escrow the following costs, but only to the extent such costs are included in the Scheduled Assumed Liabilities: transaction costs and costs of Closing of this transaction, escrow fees, title insurance premiums and endorsement costs and recording costs. Lender Parties shall be responsible for all costs and expenses incurred by or on behalf of Lender Parties in connection with this Agreement, including its legal expenses, unless a Closing does not occur, in which case Conveying Parties shall jointly and severally reimburse Lender Parties for all costs and expenses incurred by a Lender Party in connection with this Agreement (including the legal fees and expenses of a Lender Party). Subject to the terms of the Adjusted Settlement Protocol, Conveying Parties shall be responsible for all other fees, costs and expenses.

(e)          At Closing (and as an expense paid through escrow) Transferee Entities shall pay to [*] $375,000 (without duplication of any amounts paid in respect thereof by any Person) toward the payment (the "[*] Payment") payable to [*] pursuant to that certain Retention Agreement dated May 17, 2011, a copy of which has been delivered to Lender Parties.

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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(f)          Subject to the terms of the Adjusted Settlement Protocol, on the Closing Date, Transferee Entities shall pay the Spector Payment and on the sixtieth (60th) day following the Closing Date, the Transferee Entities shall pay the Orchards Annex Payment.

(g)          Upon the Closing, all accounts receivable, deposits and other such amounts due or owing to, or held by or on behalf of Conveying Parties (including with respect to credit cards) and any other rights, claims, entitlements of the Conveying Parties related to the Property will be assigned to Transferee Entities.

(h)          Upon Closing and payment of the Scheduled Assumed Liabilities and other costs from the operating accounts of the Conveying Entities through escrow, or assumption of the Scheduled Assumed Liabilities, as provided herein, all cash in the Conveying Parties’ bank accounts, if any, will be transferred to Transferee Entities through escrow at Closing.

(i)          Upon Closing, there will be customary prorations of real and personal property taxes, assessments liens or other encumbrances, transaction privilege taxes, bed taxes and sales taxes. The Adjusted Settlement Protocol shall apply to this item at Closing.

(j)          Upon the Closing, Conveying Parties’ utility and any other Property related deposits for the Property, if any, shall be assigned to the Transferee Entities.

(k)          On the third business day prior to the Closing Date, an updated accounting of all room and event deposits received by the Conveying Parties shall be provided to the Transferee Entities for review verification and approval.

(l)          On and as of the Closing, all claims of Conveying Parties and amounts owed to Conveying Parties, whether liquidated, in dispute or yet to be determined, relating to real property or personal property tax refunds will be transferred (without recourse) to Transferee Entities on and as of the Closing. In order to remove any doubt, it is understood that all such claims, amounts owed and claims for real property and personal property tax refunds will be owned by the Transferee Entities regardless of whether related to periods or events prior to and/or after the Closing.

(m)          There will be a customary pro-ration of expenses arising out of or relating to the ownership, operation, maintenance, repair or replacement of the Property or the businesses operated thereon (including, but not limited to, charges for electricity, gas, water, sewer, CATV or any other utility services furnished to the Property or any charges under utility service contracts) at Closing, and the obligation for all such items applicable to the period after the Closing shall be paid by the Transferee Entities and the obligation for all such items applicable to the period prior to Closing shall be paid by the Conveying Parties; provided, however that any amounts relating to the items described in this subsection that are Scheduled Assumed Liabilities shall be paid by the Transferee Entities. The Adjusted Settlement Protocol shall apply to this item at Closing.

(n)          During the ninety (90) day period following the Closing Date, any discrepancies that were outstanding as of the Closing Date, disclosed by a Conveying Party on or before the Closing Date and that were not reconciled shall be reconciled. During the twelve (12) month period following the Closing Date, the Lender Parties shall have the right to notify the Conveying Parties of any discrepancies (including undisclosed liabilities, improperly disclosed liabilities or discrepancies that were not reconciled) that were outstanding as of the Closing Date and, without limiting any other rights, remedies, powers and privileges that may be available to the Lender Parties.

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(o)          The voting trust agreement (the "Voting Trust Agreement") shall be in the form attached hereto as Exhibit 18(o) and will be delivered on the Effective Date. The Transferee Entities shall pay the costs of establishing the voting trust and ordinary fees and expenses related to the maintenance and operation of the voting trust. On the Effective Date, all of the equity interests of the Conveying Parties shall be transferred to an irrevocable voting trust controlled by Transferee Entities (or their designee) on the terms and conditions set forth in the Voting Trust Agreement, which shall include the following: (i) in the event the Closing has not occurred on or prior to May 20, 2013, the Voting Trust Agreement shall terminate automatically and without further action of the parties thereto; (ii) the powers granted to the trustee thereunder shall not include the power to cause the Conveying Parties to seek relief, including reorganization, arrangement or similar relief, from its creditors, by voluntary filing a bankruptcy, insolvency, receivership or other similar proceeding. Spector shall prepare all tax returns of the voting trust and pay for the preparation and filing thereof; provided that Lender Parties shall be provided with a copy of each such tax return at least ten (10) business days prior to the filing thereof. This Section 18(o) shall survive the Closing.

19.          Additional Terms.

(a)          Prior to recording of the Deeds in the appropriate county records, the risk of loss or damage to the Property and all liability to third persons shall be borne by Conveying Parties, except solely arising out of or relating to the acts or omissions of Lender Parties after the Closing Date upon the Property, for which Lender Parties shall be responsible, which obligation shall survive Closing.

(b)          Insurance policies for the Property maintained by any of Conveying Parties will be maintained until, but terminated at midnight Arizona time on, the day of the recording of the Deeds in the appropriate county records; provided, however, that Lender Parties may, at their reasonable discretion, direct Conveying Parties to maintain, modify or amend any or all of such insurance policies as of the Closing Date by providing written notice to Conveying Parties on or prior to the fifteenth (15th) Business Day prior to the Closing Date. The Conveying Parties will cause the Lender Parties to be named as additional insureds on all such insurance policies and shall provide proof of such insurance to the Lender Parties within ten (10) Business Days prior to the Closing Date. Thereafter, the Transferee Entities will be responsible for insuring the Property. Any short rate cancellation premium refunds are assigned to and will be paid to the Transferee Entities.

(c)          To the extent Noteholders and/or IMHFC are required to make certain filings pursuant to federal or state securities or other law, including one or more Form 8-Ks in connection with this Agreement and the transactions contemplated herein, Noteholders and/or IMHFC will use reasonable efforts to provide Spector a reasonable opportunity to review such proposed filings or the key information intended to be included therein. The parties hereto agree to fully cooperate, prior to and after Closing, in accomplishing such filings and disclosures, without unreasonable cost or liability to Conveying Parties. This Section shall survive the Closing and shall not terminate.

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(d)          No Conveying Party may assign any right, title or interest in, to or under this Agreement without the prior written consent of the Lender Parties, which consent may be withheld in its sole discretion. Any attempted assignment in violation of this paragraph shall be null and void and shall constitute a default hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, subject to the foregoing provisions of this paragraph.

(e)          For one year following the Closing, Transferee Entities shall permit Conveying Parties reasonable access on five (5) days prior notice with reasonable frequency to all books and records pertaining to the Property and its operations for periods prior to the Closing Date to permit Borrower Parties to prepare tax returns and address other customary and reasonable pre-Closing matters.

(f)          Intentionally Omitted.

(g)          Intentionally Omitted..

20.          Confidentiality. Prior to Closing (or termination of this Agreement), except as specifically provided for in this Agreement, the parties to this Agreement agree to keep the financial terms of this Agreement confidential and not disclose the same except (i) as required by Securities and other laws, (ii) in any court filing or action or as otherwise is reasonably required to pursue rights and remedies under this Agreement, (iii) to regulatory agencies to the extent required by regulations of such agency, and (iv) to the parties’ attorneys, accountants, advisors, members, partners, shareholders, employees and current and potential lenders, potential mangers, purchasers and their representatives. If a party hereto is required to respond to a subpoena from a court or an inquiry or subpoena from a governmental agency, requiring disclosure of information about this Agreement or documents required to be delivered pursuant hereto or information obtained pursuant hereto pertaining to another party hereto, prior to responding the party hereto shall give prompt written notice thereof to the affected party hereto so that such other party hereto will have an opportunity to seek a protective order or other appropriate remedy or seek confidential treatment for the information.

21.          Non-Disparagement/Non-Solicitation.           None of the Parties to this Agreement shall knowingly (a) directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages, either professionally or personally, any other party or any of its affiliates, past, present and future, and each of them, as well as its and their trustees, directors, officers, members, managers, partners, lenders, agents, attorneys, insurers, employees, consultants, stockholders, representatives, assigns, and successors, past, present and future, and each of them, or (b) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the Property and the conveyed assets and liabilities; provided that a judicial action validly brought to enforce rights hereunder shall not be deemed to be the type of conduct contemplated by the foregoing. Nothing in this Section shall in any way prohibit a party from disclosing such information as may be required by law or by judicial or administrative process or order or the rules of any securities exchange or similar regulatory organization applicable to a party in the circumstances. The provisions of this Section shall survive Closing for one year and then shall terminate; however, the provisions of this Section shall be void and of no force or effect if this Agreement terminates. The Conveying Parties agree that they shall not, directly or indirectly: (i), solicit, recruit or hire (or attempt to solicit, recruit or hire) any persons (other than any persons consented to in writing by the Transferee Parties) who have been employed at any time during the 12-month period immediately preceding such solicitation, recruitment or hiring or attempt thereof by the Conveying Parties at the L’Auberge de Sedona Resort, the Orchards Inn Resort or the Taos Cantina; (ii) interfere with the relationship of the Transferees with any person who is employed by or otherwise engaged to perform services for, or any investor, supplier, licensee, licensor or other business relation of the Conveying Parties relating to the L’Auberge de Sedona Resort, the Orchards Inn Resort or the Taos Cantina.

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22.          Entire Agreement. This Agreement and its exhibits and the documents and agreements executed in connection herewith constitute and embody the full and complete understanding and agreement of the parties hereto with respect to the matters addressed herein and supersede all prior understandings, offers, writings, letters, discussions and agreements, whether oral or in writing if any.

23.          Governing Law. This Agreement is executed and delivered in the State of Arizona, and the law of the State of Arizona shall govern its interpretation and enforcement without giving effect to the principles of conflicts of law.

24.          Waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party hereto making the waiver. Any party hereto may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party hereto from the performance of any of its other obligations under this Agreement.

25.          Time. Time is of the essence of this Agreement.

26.          Counterpart. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

27.          No Partnership. Nothing in this Agreement shall create any partnership, joint venture or other relationship between or among Lender Parties, on one hand, and Conveying Parties, on the other hand, other than as specifically sent forth herein.

28.          Effective Agreement. This Agreement shall be of no effect until executed by all the Parties named above. No person or entity shall be a third party beneficiary to this Agreement nor shall any person or entity not a party hereto be entitled to enforce the terms hereof.

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29.          Joint and Several Liability. Conveying Parties (including Spector) shall be jointly and severally liable for any representations, warranties or covenants made by any Conveying Party (including Spector) under this Agreement.

30.          Post-Closing Operation. There are numerous operating permits and licenses, and other rights (collectively the "Licenses") held by Conveying Parties or their affiliates (the "Licensees") necessary or desirable in the operation of the Property. The Transferee Entities or related entities (collectively "Transferees") will as promptly as practicable apply for, those same licenses from the various governmental agencies responsible for issuing the same. LA Borrower and Orchards Annex, LLC, for themselves and their affiliated or subsidiary entities who are the Licensees under the Licenses agree that to the extent Transferees have not obtained the necessary licenses or permits on the Closing Date, the Transferees may, to the extent permitted by law, regulation, or governmental practice and procedure, continue to operate under the applicable Licenses held by Licensees until Transferees obtain the applicable licenses, permits or rights, but in no event for more than one hundred twenty (120) days after Closing. Conveying Parties make no representation or warranty about the Lender Parties’ rights to use such Licenses, and is under no obligation to permit such use if not permitted by law or regulation. Transferee Entities shall jointly and severally indemnify, defend and hold the Licensees and Conveying Parties harmless for, from and against any claims, costs, demands, actions, liabilities, expenses (including reasonable attorneys’ fees) and obligations (including attorneys’ fees) incurred by Licensees and/or Conveying Parties arising out of or relating to any such Licenses or the use thereof or actions of Lender Parties with respect thereto, except for claims, costs, demands, actions, liabilities, expenses and obligations related to or arising from the gross negligence or willful misconduct of a Licensee or Conveying Party. The indemnity obligations shall survive the Closing and shall terminate twelve (12) months after the Closing. Conveying Parties have disclosed to Lender Parties that currently, both restaurants (L’Auberge and Taos Restaurant), operate under one series 12 Restaurant Liquor License. L’Auberge Newco will be required to file for a new Series 12 license for L’Auberge and Taos Cantina. The Arizona Department of Liquor Licenses generally issues a temporary license for any premises that is currently licensed to the new applicant when such applicant submits a completed new application in accordance with the department requirements. The Conveying Parties shall use commercially reasonable efforts to cooperate with the Transferee Entities or any Transferee in obtaining any Licenses.

31.          Legal Representation. The Parties hereby acknowledge that each has been represented by counsel of its own choosing in the negotiation and preparation of this Agreement, that they have, by and through their duly authorized representatives, each read this Agreement or has had it read to them, that each has been advised by counsel and is fully aware of the Agreement’s contents and its legal effect, and that all agreements, exceptions and understandings between the parties are embodied and expressed herein and that each enters into this Agreement freely, without coercion and based upon its own judgment and not in reliance upon any representations or promises made to each other, other than those contained herein.

32.          Cooperation. Conveying Parties and Lender Parties agree to execute from time to time, after Closing, such additional documents and instruments reasonably necessary and appropriate to carry out the full intent of this Agreement and to cooperate to endeavor to obtain any third party documents, consents and waivers reasonably necessary to effect the intent of this Agreement. Each Conveying Party shall bear all costs and expenses for such cooperation.

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33.          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given by personal delivery, overnight courier or by deposit in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, correctly addressed to the intended recipient at the addressees as follows:

To Spector and Conveying Parties:

c/o Al Spector
6900 East Camelback Road, Suite 915
Scottsdale, Arizona 85251
e-mail: Al@alspector.net
Telephone No.: (602) 819-8809

With a copy to:	Squire Sanders (US) LLP
One East Washington Street, Suite 2700
Phoenix, Arizona 85004
Attention: Steven L. Lisker
e-mail: steven.lisker@squiresanders.com
Telephone No.: (602) 528-4023

With a copy to:	Neil Elsey
[*]
15290 N. 78th Way, Suite B204
Scottsdale, AZ 85260
e-mail: gne@[*].com
Telephone No.: 480-905-0466

To Lender Parties/
Transferee Entities:	c/o IMH Financial Corporation
7001 North Scottsdale Road, Suite 2050
Scottsdale Arizona 85253
Attention: Steve Darak
e-mail: sdarak@imhfc.com
Telephone No.: (480) 840-8321

With a copy to:	McVey Law Firm, PLLC
P. O. Box 5360
Scottsdale, Arizona 85261-5360
Attention: John M. McVey, Esq.
e-mail: John.mcvey@azbar.org
Telephone No.: (480) 840-8402

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

42

and:	Polsinelli PC
One East Washington St., Suite 1200
Phoenix, Arizona 85004
Attention: Jonathan T. Brohard, Esq.
e-mail: jbrohard@polsinelli.com
Telephone No.: (602) 650-2324

To Escrow Agent:	Chicago Title Insurance Company
2425 East Camelback Road, Suite 200
Phoenix, Arizona 85016
Attention: DeWayne C. Huffman
e-mail: huffmand@ctt.com
Telephone No.: (602) 667-1046

Such notices and other communications shall be deemed to be given and received as follows: (i) upon actual receipt, if delivered personally; (ii) the next business day, if delivered by overnight courier; and (iii) three (3) days following deposit in the mail, if delivered by mail. The parties and Escrow Agent may, from time to time, designate a different address by written notice given in the manner provided for above, not less than three (3) days prior to the effective date of the change. E-mail addresses are provided for informational purposes only but email is not a permitted form of notice for any notices required hereunder.

34.          IRS Real Estate Reporting. The Parties hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, "the person responsible for closing" the transactions which are the subject of this Agreement pursuant to Internal Revenue Code of 1986 § 6045(e). Escrow Agent shall prepare and file the informational return (IRS Form 1099-B) required by and otherwise comply with the terms of Internal Revenue Code § 6045(e). Escrow Agent further agrees to indemnify and hold the Parties and their respective attorneys harmless for, from and against all claims, costs, liabilities, penalties or expenses resulting from Escrow Agent’s failure to file the appropriate reports and otherwise comply with the terms of the Internal Revenue Code pursuant to this paragraph.

35.          Construction. As used in this Agreement, the masculine, feminine and neuter gender and the singular or plural shall each be construed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning, without regard to any presumption or rule of construction causing this Agreement or any part of it to be construed against the party causing the Agreement to be written. The parties acknowledge that each has had a full and fair opportunity to review the Agreement and to have it reviewed by counsel. If any words or phrases in this Agreement have been stricken, whether or not replaced by other words or phrases, this Agreement shall be construed (if otherwise clear and unambiguous) as if the stricken matter never appeared and no inference shall be drawn from the former presence of the stricken matters in this Agreement or from the fact that such matters were stricken. Wherever used herein, the terms "include(s)" or "including" shall not be words of limitation and shall mean "include(s), without limitation" or "including, without limitation." The descriptive headings of the paragraphs, subparagraphs and other portions of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions herein. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation but shall not invalidate the remainder of such provision or the remaining provisions. Each of the exhibits attached to this Agreement are hereby incorporated into this Agreement by reference and are made a part hereof.

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36.          Incorporation of Recitals. Each of the recitals set forth above are hereby incorporated into this Agreement and made a part hereof.

37.          No Recordation. Neither this Agreement nor any memorandum of this Agreement shall be recorded.

38.          Entire Transaction. This transaction must be consummated in its entirety, and no portion shall occur without the entirety of the transaction closing contemporaneously.

39.          Additional Consideration. Lender Parties hereby acknowledge receipt of a copy of the [*] letter of intent dated October 1, 2012 (the "[*] Letter"). If any Lender Party or any affiliate thereof sells (directly or indirectly) all or any portion of the L’Auberge Property and/or the Orchards Inn Property to, or partners or joint ventures (directly or indirectly) with, [*] (or any affiliate thereof) within one (1) year after the Closing, then such Lender Party (or affiliate thereof) shall pay, concurrently with the closing(s) or creation of the partnership(s) or joint venture arrangement(s), as applicable, through escrow (if applicable), as additional consideration hereunder, to [*] (the "[*] Payment"), an amount equal to: (i) 0.5% of the purchase price paid by [*] (or any affiliate thereof) at such closing(s), in the event the total purchase price payable thereunder is $[*] or greater (ii) 0.4% of the purchase price paid by [*] (or any affiliate thereof) at such closing(s), in the event the total purchase price payable thereunder is $[*] or greater but less than $[*]; and (iii) 0.25% of the purchase price paid by [*] (or any affiliate thereof) at such closing(s), in the event the total purchase price payable thereunder less than $[*]. This paragraph shall survive Closing and shall not terminate except upon the making of the payments required pursuant to this Section.

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

IMH:

IMH FINANCIAL CORPORATION, a Delaware corporation
By:	/s/ Steven T. Darak
Print Name:	Steven T. Darak
Its:	Chief Financial Officer

[*]:

[*], an Arizona limited liability company
By:	IMH Financial Corporation, a Delaware corporation
	By:	/s/ Steven T. Darak
	Print Name:	Steven T. Darak
	Its:	Chief Financial Officer

LA NOTEHOLDER:

IMH SPECIAL ASSET NT 232, an Arizona limited liability company
By:	IMH Financial Corporation, a Delaware corporation
	By:	/s/ Steven T. Darak
	Print Name:	Steven T. Darak
	Its:	Chief Financial Officer

* Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Amended and Restated Sedona Agreement - Signature Page 1

HL BORROWER:

HL LLC, an Arizona limited liability company
By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

LA BORROWER:

L’AUBERGE ORCHARDS LLC, an Arizona limited liability company
By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

/s/ Albert B. Spector, Jr.
Albert B. Spector, Jr,

ORCHARDS ANNEX LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

ORCHARDS INN & RESTAURANT LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

Amended and Restated Sedona Agreement - Signature Page 2

L’AUBERGE DE SEDONA LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

TAOS CANTINA LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

SEDONA CULINARY CONCEPTS LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

SPECTOR OFFICES LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

BARRETT REALTY, LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

Amended and Restated Sedona Agreement - Signature Page 3

L’AUBERGE SPA LLC, an Arizona limited liability company

By:	/s/ Al Spector
Print Name:	Al Spector
Its:	Manager

L’AUBERGE NEWCO, LLC, a Delaware limited liability company
By:	IMH Financial Corporation, a Delaware corporation, its sole member
	By:	/s/ Steven T. Darak
	Print Name:	Steven T. Darak
	Its:	Chief Financial Officer

ORCHARDS NEWCO, LLC, an Delaware limited liability company
By:	IMH Financial Corporation, a Delaware corporation
	By:	/s/ Steven T. Darak
	Print Name:	Steven T. Darak
	Its:	Chief Financial Officer

HL NEWCO, LLC, an Delaware limited liability company
By:	IMH Financial Corporation, a Delaware corporation, its sole member
	By:	/s/ Steven T. Darak
	Print Name:	Steven T. Darak
	Its:	Chief Financial Officer

Amended and Restated Sedona Agreement - Signature Page 4

CANYON PORTAL II, L.L.C., an Arizona limited liability company

By:
	By:	/s/ Al Spector
	Print Name:	Al Spector
	Its:	Manager

Amended and Restated Sedona Agreement - Signature Page 5

The undersigned Escrow Agent hereby (a) accepts the Escrow created by the foregoing Agreement, (b) agrees to act in accordance with the terms of this Agreement, (c) agrees to be the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986 (the "Code") and filing all necessary information reports, returns and statements (collectively, the "Reports") regarding the transaction required by the Code and, promptly upon the filing of the Reports, transmit copies of the Reports to the Parties, (d) agrees to indemnify and hold harmless the Parties and their respective attorneys and brokers from and against all claims, costs, liabilities, penalties, or expenses resulting from Escrow Agent’s failure to file the Reports, and (e) agrees to deliver to the Parties an insured closing protection letter from Chicago Title Insurance Company within five (5) days after the date hereof.

ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY
By:	/s/ DeWayne Huffman
Print Name:	DeWayne Huffman
Its:	Assistant Vice President and Senior Escrow Manager

Amended and Restated Sedona Agreement - Signature Page 6